Exhibit 2.1

FIRST AMENDMENT TO THE

AGREEMENT

CONCERNING THE EXCHANGE OF SECURITIES

BY AND AMONG

CHINA NUVO SOLAR ENERGY, INC.

AND

SURGLINE, INC. AND

THE SECURITY HOLDERS OF SURGLINE, INC.

INDEX

Page

ARTICLE I – Exchange of Securities

1

1.1

Issuance of Securities

1

1.2

Exemption from Registration

1

1.3

Additional issuance of CNUV Common Stock

2

ARTICLE II – Representations and Warranties of SURGLINE

2

2.1

Organization

2

2.2

Capital

2

2.3

Subsidiaries

2

2.4

Directors and Officers

2

2.5

Financial Statements

2

2.6

Absence of Changes

2

2.7

Absence of Undisclosed Liabilities

2

2.8

Tax Returns

2

2.9

Investigation of Financial Condition

3

2.10

Intellectual Property Rights

3

2.11

Compliance with Laws

3

2.12

Litigation

3

2.13

Authority

3

2.14

Ability to Carry Out Obligations

3

2.15

Full Disclosure

3

2.16

Assets

3

2.17

Material Contracts

3

2.18

Indemnification

3

2.19

Criminal or Civil Acts

3

2.20

Restricted Securities

4

ARTICLE III – Representations and Warranties of CNUV

4

3.1

Organization

4

3.2

Capital

4

3.3

Subsidiaries

4

3.4

Directors and Officers

4

3.5

Financial Statements

4

3.6

Absence of Changes

4

3.7

Absence of Undisclosed Liabilities

4

3.8

Tax Returns

4

3.9

Investigation of Financial Condition

4

3.10

Intellectual Property Rights

4

3.11

Compliance with Laws

4

3.12

Litigation

5

3.13

Authority

5

3.14

Ability to Carry Out Obligations

5

3.15

Full Disclosure

5

3.16

Assets

5

3.17

Material Contracts

5

3.18

Indemnification

5

3.19

Quotation Board Trading Status

5

ARTICLE IV – Covenants Prior to the Closing Date

5

4.1

Investigative Rights

5

4.2

Conduct of Business

5

4.3

Confidential Information

5

4.4

Notice of Non-Compliance

6

ARTICLE V – Conditions Precedent to CNUV’s Performance

6

5.1

Conditions

6

5.2

Accuracy of Representations

6

5.3

Performance

6

5.4

Absence of Litigation

6

5.5

Officer’s Certificate

6

ARTICLE VI – Conditions Precedent to SURGLINE’s Performance

6

6.1

Conditions

6

i

6.2

Accuracy of Representations

6

6.3

Performance

6

6.4

Absence of Litigation

6

6.5

Officer’s Certificate

6

6.6

Payment of Liabilities

7

6.7

Officers of CNUV

7

6.8

Officers of SurgLine

7

ARTICLE VII – Closing

7

7.1

Closing

7

ARTICLE VIII – Covenants Subsequent to the Closing Date

7

8.1

Registration and Listing

7

ARTICLE IX – Miscellaneous

7

9.1

Captions and Headings

7

9.2

No Oral Change

7

9.3

Non-Waiver

7

9.4

Time of Essence

7

9.5

Entire Agreement

8

9.6

Choice of Law

8

9.7

Counterparts

8

9.8

Notices

8

9.9

Binding Effect

8

9.10

Mutual Cooperation

8

9.11

Announcements

8

9.12

Expenses

8

9.13

Survival of Representations and Warranties

8

9.14

Exhibits

8

9.15

Termination, Amendment and Waiver

8

EXHIBITS

Allocation of Securities

Exhibit

 1.1

Subscription Agreement

Exhibit

 1.2

Financial Statements of SURGLINE

Exhibit

 2.5

Material Contracts of SURGLINE

Exhibit

2.17

Financial Statements of CNUV

Exhibit

 3.5

Liabilities Surviving the Closing

Exhibit

 6.6

ii

THIS FIRST AMENDMENT TO THE AREEMENT (“Agreement”) is made this 1st day of September, 2011, by and among China Nuvo Solar Energy, Inc., a Nevada corporation (“CNUV ”),  SurgLine, Inc., a Nevada corporation (“SURGLINE”), and the security holders of SURGLINE (the “SURGLINE Security Holders”) who are listed on Exhibit 1.1 hereto.

WHEREAS, CNUV is a publicly-owned Nevada corporation with 1,475,000,000 shares of authorized common stock, par value $0.001 per share (the “CNUV Common Stock”) and, as of August 31, 2011, with 1,090,729,838 issued and outstanding shares and is quoted on the Over the Counter Quotation Board (the “OTCQB”) and on the Pinksheets under the symbol “CNUV” and 25,000,000 shares of authorized preferred stock

WHEREAS, SURGLINE is a private Nevada corporation, the shares of which (the “SURGLINE Shares”), are owned as of the date hereof by all the SURGLINE Security Holders on the signature page hereto;

WHEREAS, CNUV desires to acquire all of the SURGLINE Shares from the SURGLINE Security Holders in exchange for an aggregate of 857,143 newly issued shares of CNUV Series B Preferred Stock (the “Exchange Shares”);

WHEREAS, immediately upon consummation of the Closing (as hereinafter defined), the Exchange Shares will be issued to the SURGLINE Security Holders on a pro rata basis, in proportion to the ratio that the number SURGLINE Shares held by such SURGLINE Security Holders bears to the pro rata portion of SURGLINE Shares held by all the SURGLINE Security Holders as of the date of the Closing as set forth Exhibit 1.1 hereto;

WHEREAS, contemporaneously with the Closing, CNUV shall have obtained shareholder approval to amend its Articles of Incorporation to (a) increase its authorized capital stock to 6,500,000,000 shares consisting of (a) 6,475,000,000 shares of common stock and (b) 25,000,000 shares of preferred stock (the “Authorized Increase”) and (b) create the 2011 Employee Stock Incentive Plan (the “2011 Employee Stock Incentive Plan” and together with the Authorized Increase, the “Amendment”);

WHEREAS, following the Closing and the filing of the Amendment with the Secretary of State of Nevada, SURGLINE will become a wholly-owned subsidiary of CNUV, and the Exchange Shares will be converted to a number of shares of common stock in their totality that will equal approximately seventy percent (70%) of the total outstanding shares of CNUV Common Stock on a fully-diluted basis; and

WHEREAS, the Parties intend that the transaction contemplated herein (the “Transaction”) qualify as a reorganization and tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I

Exchange of Securities

1.1

Issuance of Securities. Subject to the terms and conditions of this Agreement, CNUV agrees to issue the Exchange Shares as fully paid and non-assessable unregistered shares of CNUV ’s $.001 par value Series B Preferred  Stock (the “CNUV  Preferred Shares”) for all 23,215,000  issued and outstanding shares of the $.001 par value common stock of SURGLINE (the “SURGLINE Shares”) held by the SURGLINE Security Holders.  All CNUV Preferred Shares will be issued directly to the SURGLINE Security Holders on the date the transaction contemplated by this Agreement closes (the “Closing Date”), pursuant to the schedule set forth in Exhibit 1.1.  Following the filing of the Amendment of the CNUV’s articles of incorporation, with the Secretary of State of Nevada, the Exchange Shares issued to the SurgLine shareholders will be converted to an amount of shares of common stock that will equal in their totality seventy (70%) of the issued and outstanding common stock of the Company, on a fully diluted basis.

1.2

Exemption from Registration. The parties hereto intend that all CNUV common stock to be issued to the SURGLINE Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) and/or Regulation D of the Act and rules and regulations promulgated thereunder.  In furtherance thereof, each of the SURGLINE Security Holders will execute and deliver to CNUV on the Closing Date their consent to this Agreement set forth in Exhibit 1.2 hereto.

           1.3     Additional Issuance of CNUV common stock.  CNUV will additionally issue, after the Exchange Shares have been converted to common stock, three percent (3%) of the total post closing shares of common stock, as full and final settlement to satisfy the “fully diluted basis” in Paragraph 1.1 above (the “anti-diluted shares”). The anti diluted shares will be issued on a pro rata basis to the SurgLine shareholders based on the percentage ownership of the SurgLine shares.

ARTICLE II

Representations and Warranties of SURGLINE

SURGLINE hereby represents and warrants to CNUV that:

2.1

Organization. SURGLINE is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2

Capital. The authorized capital stock of SURGLINE consists of 75,000,000 authorized shares of $.0001par value common stock, of which 23,215,000 shares of common stock are outstanding.  There are no authorized shares of preferred stock.  All of the outstanding common stock of SURGLINE are duly and validly issued, fully paid and non-assessable.  There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities (except as provided in Section 1.3, above) or other agreements or commitments obligating SURGLINE to issue any additional shares of its capital stock of any class, other than those itemized on Schedule 2.2.

2.3

Subsidiaries. SURGLINE does not have any subsidiaries or own any interest in any other enterprise.

2.4

Directors and Officers. The names and titles of the directors and officers of SURGLINE as of the date of this Agreement are as follows:

Name	Position
Thomas G. Toland	Chief Executive Officer and Director
Derek Cahill	Treasurer, Secretary and Director
Richard Dutch	President

2.5

Financial Statements. Exhibit 2.5 hereto consists of the audited financial statements of SURGLINE for the period ended June 30, 2011 (the “SURGLINE Financial Statements”). The audit should be conducted by a member firm of and in accordance with the standards of the Public Company Accounting Oversight Board in the United States of America. The SURGLINE Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by SURGLINE throughout the periods indicated, and fairly present the financial position of SURGLINE as of the dates of the balance sheets included in the SURGLINE Financial Statements and the results of operations for the periods indicated.  There are no material omissions or non-disclosures in the SURGLINE Financial Statements.

2.6

Absence of Changes. Since June 30, 2011, there has not been any material change in the financial condition or operations of SURGLINE, except as contemplated by this Agreement and the notes issued or to be issued per Section 1.3 herein.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

2.7

Absence of Undisclosed Liabilities. As of June 30, 2011, SURGLINE did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the SURGLINE Financial Statements.

2.8

Tax Returns. Except for the items on Schedule 2.8, SURGLINE has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 2.5 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by SURGLINE.

2.9

Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, CNUV, its legal counsel and accountants shall have the opportunity to meet with SURGLINE’s accountants and attorneys to discuss the financial condition of SURGLINE during reasonable business hours and in a manner that does not interfere with the normal operation of SURGLINE’s business.  SURGLINE shall make available to CNUV all books and records of SURGLINE, provided, however, that SURGLINE will be under no obligation to provide any information subject to confidentiality provisions or waive any privilege associated with any such information.

2.10

Intellectual Property Rights. SURGLINE owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

2.11

Compliance with Laws. To the best of SURGLINE’s knowledge, SURGLINE has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.12

Litigation. SURGLINE is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of SURGLINE, threatened against or affecting SURGLINE or its business, assets or financial condition, except as disclosed in Exhibit 2.12.  SURGLINE is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  SURGLINE is not engaged in any material litigation to recover monies due to it.

2.13

Authority. The Board of Directors of SURGLINE has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and SURGLINE has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of SURGLINE and is enforceable in accordance with its terms and conditions.  By execution of Exhibit 1.2, all of the SURGLINE Security Holders have agreed to and have approved the terms of this Agreement.

2.14

Ability to Carry Out Obligations. To the best of SURGLINE’s knowledge, the execution and delivery of this Agreement by SURGLINE and the performance by SURGLINE of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which SURGLINE is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of SURGLINE, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of SURGLINE.

2.15

Full Disclosure. None of the representations and warranties made by SURGLINE herein or in any exhibit, certificate or memorandum furnished or to be furnished by SURGLINE, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.16

Assets. SURGLINE’s assets are fully included in Exhibit 2.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 2.5.

2.17

Material Contracts.  All of SURGLINE’s material contracts, are attached as Exhibit 2.17.

2.18

Indemnification. SURGLINE agrees to indemnify, defend and hold CNUV and CNUV ’s officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against CNUV which arise out of, or result from (i) any breach by SURGLINE in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by SURGLINE under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by SURGLINE in this Agreement.

2.19

Criminal or Civil Acts. No executive officer, director or principal stockholder of SURGLINE has ever been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD (FINRA) judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

2.20

Restricted Securities.  SURGLINE and the SURGLINE Security Holders, by execution of this Agreement and of Exhibit 1.2, acknowledge that all of the CNUV Shares issued by CNUV are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act.

ARTICLE III

Representations and Warranties of CNUV

CNUV represents and warrants to SURGLINE that:

3.1

Organization. CNUV is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2

Capital. The authorized capital stock of CNUV currently consists of 1,475,000,000 shares of $.001 par value common stock, of which 1,090,729,838 shares are currently outstanding. CNUV has 25,000,000 shares of $0.001 par value preferred stock authorized and no shares of preferred stock issued and outstanding. All of CNUV’s outstanding securities are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating CNUV to issue any additional shares of its capital stock of any class except as included and described in Schedule 3.2.

3.3

Subsidiaries. Other than those described in Schedule 3.3 CNUV does not have any subsidiaries or own any interest in any other enterprise.

3.4

Directors and Officers. Henry Fong is the Chief Executive Officer and a Director, Richard W. Perkins is a Director and Barry Hollander is the Chief Financial Officer.

3.5

Financial Statements. Exhibit 3.5 hereto consists of the audited financial statements of CNUV for the years ended July 31, 2010 and 2009 and the unaudited financial statements of CNUV for the nine months ended April 30, 2011 and 2010 (the “CNUV Financial Statements”).  The CNUV Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by CNUV throughout the periods indicated, and fairly present the financial position of CNUV as of the dates of the balance sheets included in the CNUV Financial Statements and the results of operations for the periods indicated.  There are no material omissions or non-disclosures in the CNUV Financial Statements.

3.6

Absence of Changes. Since April 30, 2011,  there has not been any material change in the financial condition or operations of CNUV, except as contemplated by this Agreement.

3.7

Absence of Undisclosed Liabilities. As of April 30, 2011, CNUV did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the CNUV Financial Statements.

3.8

Tax Returns. Within the times and in the manner prescribed by law, CNUV has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable, except as described in Schedule 3.8

3.9

Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, SURGLINE, its legal counsel and accountants shall have the opportunity to meet with CNUV’s accountants and attorneys to discuss the financial condition of CNUV.  CNUV shall make available to SURGLINE all books and records of CNUV.

3.10

Intellectual Property Rights. Other than disclosed in their SEC filings CNUV does not have any other material patents, trademarks, service marks, trade names, copyrights or other intellectual property rights.

3.11

Compliance with Laws. CNUV has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

3.12

Litigation. CNUV is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of CNUV, threatened against or affecting CNUV or its business, assets or financial condition.  CNUV is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  CNUV is not engaged in any material litigation to recover monies due to it.

3.13

Authority. All Directors of CNUV have authorized the execution of this Agreement and the transactions contemplated herein, and CNUV has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of CNUV, and is enforceable in accordance with its terms and conditions.

3.14

Ability to Carry Out Obligations. The execution and delivery of this Agreement by CNUV and the performance by CNUV of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which CNUV is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of CNUV , or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of CNUV .

3.15

Full Disclosure. None of the representations and warranties made by CNUV herein, or in any exhibit, certificate or memorandum furnished or to be furnished by CNUV or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.16

Assets.  CNUV has no assets or liabilities, other than those on the Financial Statements

3.17

Material Contracts.  CNUV has no material contracts.

3.18

Indemnification. CNUV agrees to indemnify, defend and hold SURGLINE harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against SURGLINE, which arise out of, or result from (i) any breach by CNUV in performing any of its covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by CNUV under this Agreement,  (ii) a failure of any representation or warranty in this Article III, or (iii) any untrue statement made by CNUV in this Agreement.

3.19

Quotation Board Trading Status. CNUV shall be in compliance with all requirements for, and its common stock shall continue to be quoted on, the Electronic Quotation Board on the Closing Date, such that the common stock of CNUV may continue to be so quoted without interruption following the Closing Date.

ARTICLE IV

Covenants Prior to the Closing Date

4.1

Investigative Rights. Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.  If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

4.2

Conduct of Business. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business.  Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

4.3

Confidential Information.  Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.4

Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE V

Conditions Precedent to CNUV’s Performance

5.1

Conditions. CNUV’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article V.  CNUV may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by CNUV of any other condition of or any of CNUV’s other rights or remedies, at law or in equity, if SURGLINE shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2

Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by SURGLINE in this Agreement or in any written statement that shall be delivered to CNUV by SURGLINE under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3

Performance. SURGLINE shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4

Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against SURGLINE on or before the Closing Date.

5.5

Officer’s Certificate. SURGLINE shall have delivered to CNUV a certificate dated the Closing Date signed by the Chief Executive Officer of SURGLINE certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

ARTICLE VI

Conditions Precedent to SURGLINE’s Performance

6.1

Conditions. SURGLINE’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VI. SURGLINE may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by SURGLINE of any other condition of or any of SURGLINE’s rights or remedies, at law or in equity, if CNUV shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2

Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by CNUV in this Agreement or in any written statement that shall be delivered to SURGLINE by CNUV under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3

Performance. CNUV shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4

Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against CNUV on or before the Closing Date.

6.5

Officer’s Certificate. CNUV shall have delivered to SURGLINE a certificate dated the Closing Date signed by the Chief Executive Officer of CNUV certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

6.6

Payment of Liabilities. On or before the Closing Date, CNUV shall have paid all outstanding obligations and liabilities of CNUV through the Closing Date, including obligations created subsequent to the execution of this Agreement, except the liabilities as the Parties may agree that would survive the Closing as disclosed on Exhibit 6.6.

6.7

Officers of CNUV. The Officers of CNUV will be the following effective as of the Closing:

Name	Position
Thomas G. Toland	Chief Executive Officer and President
Richard Dutch	Chief Operating Officer and Secretary
Barry Hollander	Treasurer and Chief Financial Officer

6.8

Officers of Surgline. On the Closing Date, the Board of Directors of CNUV shall elect the officers of SURGLINE as set forth in Section 2.4.

ARTICLE VII

Closing

7.1

Closing. The closing of this Agreement shall be held at the offices of CNUV at any mutually agreeable time and date prior to August 31, 2011, unless extended by mutual agreement.  At the closing:

(a)

SURGLINE shall deliver to CNUV (i) copies of Exhibit 1.2 executed by all of the SURGLINE Security Holders, (ii) a schedule representing all of the outstanding SURGLINE Shares duly endorsed to CNUV , (iii) the officer’s certificate described in Section 5.5, and (iv) signed minutes of its directors approving this Agreement; and

(b)

CNUV shall deliver to the SURGLINE Security Holders (i) certificates representing the CNUV Shares of CNUV’s common stock pursuant to the computations set forth in Exhibit 1.1 hereto, (ii) the officer’s certificate described in Section 6.5, (iii) signed minutes of its sole director approving this Agreement, and (iv) resignations if required of its officers and directors pursuant to Sections 6.7 and 6.8.

ARTICLE VIII

Covenants Subsequent to the Closing Date

Registration and Listing. Following the Closing Date, CNUV shall use its best efforts to continue CNUV’s common stock quotation on the Electronic Quotation Board.

ARTICLE IX

Miscellaneous

9.1

Captions and Headings. The Article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2

No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3

Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4

Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5

Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6

Choice of Law. This Agreement and its application shall be governed by the laws of the state of Nevada.

9.7

Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8

Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

CNUV:

China Nuvo Solar Energy, Inc.

319 Clematis Street, Suite 703

West Palm Beach, FL.  33401

Attn:  Henry Fong, Chief Executive Officer

SURGLINE:

SurgLine, Inc.

1301 Dove St. Suite 800
Newport Beach, CA, 92660

Attn:  Tom Toland, Chief Executive Officer

9.9

Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10

Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11

Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.12

Expenses. Each party will bear their own expenses, including any broker’s or finder’s fees and the expenses of their representatives, if any, and legal fees incurred at any time in connection with this Agreement.

9.13

Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

9.14

Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein.  Any material changes to the exhibits shall be immediately disclosed to the other party.

9.15

Termination, Amendment and Waiver.

(a)

Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(1)

By mutual written consent of SURGLINE and CNUV;

(2)

By either SURGLINE or CNUV;

(i)

If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)

If the transaction shall not have been consummated on or before August 31, 2011.

(3)

By SURGLINE, if CNUV breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4)

By CNUV, if SURGLINE breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)

Effect of Termination.  In the event of termination of this Agreement by either CNUV or SURGLINE, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of SURGLINE or CNUV.

(c)

Extension; Waiver.  At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)

Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of SURGLINE or CNUV, action by its respective Board of Directors.

In witness whereof, the parties have executed this Agreement Concerning the Exchange of Securities on the date indicated above.

CHINA NUVO SOLAR ENERGY, INC.

SURGLINE, INC.

By: /s/ Henry Fong

By: /s/ Thomas G. Toland

Henry Fong

Thomas G. Toland

Chief Executive Officer

Chief Executive Officer

EXHIBIT 1.1

SCHEDULE OF SURGLINE SECURITY HOLDERS

AND

ALLOCATION OF CNUV SHARES

		at closing	exchange
	SurgLine	Preferred	Common		anti-dilution
SurgLine Shareholder	Shares	Stock	stock	%	shares	Total	%
MD Capital Advisers, Inc	6,266,666	231,378	1,030,512,107	18.90%	44,164,805	1,074,676,912	19.13%
Thomas G. Toland	4,666,666	172,302	767,402,605	14.07%	32,888,683	800,291,288	14.25%
Richard Dutch	2,000,000	73,844	328,886,878	6.03%	14,095,152	342,982,030	6.11%
Core Winner Holdings Limited	6,266,666	231,378	1,030,512,107	18.90%	44,164,805	1,074,676,912	19.13%
Carmel Trust	200,000	7,384	32,888,688	0.60%	1,409,515	34,298,203	0.61%
Ryan Neely	400,002	14,769	65,777,704	1.21%	2,819,044	68,596,749	1.22%
Della Terra LLC	200,000	7,384	32,888,688	0.60%	1,409,515	34,298,203	0.61%
Carl Weissburg	250,000	9,230	41,110,860	0.75%	1,761,894	42,872,754	0.76%
Constellation Asset Management	1,650,000	60,921	271,331,674	4.98%	11,628,500	282,960,174	5.04%
Stacey Crane	250,000	9,230	41,110,860	0.75%	1,761,894	42,872,754	0.76%
Scot & Suzanne Ellingson	250,000	9,230	41,110,860	0.75%	1,761,894	42,872,754	0.76%
Bayview Investments, LLC	250,000	9,230	41,110,860	0.75%	1,761,894	42,872,754	0.76%
Paul Nelson	25,000	923	4,111,086	0.08%	176,189	4,287,275	0.08%
Michael Nelson	40,000	1,477	6,577,738	0.12%	281,903	6,859,641	0.12%
Dayne T. Parsons	125,000	4,615	20,555,430	0.38%	880,947	21,436,377	0.38%
Gavin S. Parsons	125,000	4,615	20,555,430	0.38%	880,947	21,436,377	0.38%
Christopher Duey	250,000	9,230	41,110,860	0.75%	1,761,894	42,872,754	0.76%
	23,215,000	857,143	3,817,554,433	70.00%	163,609,476	3,981,163,909	70.87%

EXHIBIT 1.2

SURGLINE’S SHAREHOLDER CONSENT

The undersigned, being the holders of a majority of the issued and outstanding shares of common stock of SurgLine, Inc., a Nevada corporation (the “Company”), pursuant to the Nevada Revised Statutes, do hereby approve and adopt the following resolutions as though adopted at a special meeting of the Company’s stockholders duly called and held:

WHEREAS, the board of directors of the Company approved the Agreement Concerning the Exchange of Securities By and Among China Nuvo Solar Energy, Inc. (“CNUV”) and the Company (“Exchange Agreement”) as set forth on Exhibit A hereto whereby securities of the Company would be exchanged for shares of CNUV (the “Exchange”).

RESOLVED, that the Exchange with Cnuv is hereby approved under the terms set forth in the Exchange Agreement, subject to any changes, modifications, amendments, and supplements as the executive officers of the Company, or any of them, deem necessary or appropriate.

RESOLVED, that the Company’s officers, or any of them, are hereby authorized in their discretion to take any and all actions as they deem necessary, advisable or appropriate in order to effectuate the Exchange, including, without limitation, executing and delivering such agreements, instruments and documents contemplated by the Exchange Agreement, and performing the obligations of the Company thereunder, including, without limitation, abandoning the Exchange at any time the chief executive officer of the Company deems appropriate; and

RESOLVED, that this written consent may be signed in counterparts, all of which taken together shall constitute one and the same instrument; and signatures to this written consent may be delivered by facsimile and other electronic means.

The undersigned is signing this written consent on the date set forth below.

STOCKHOLDER:

IF AN INDIVIDUAL:

IF AN ENTITY:

____________________________________

Entity Name: ___________________________

Print Name: __________________________

By: ___________________________________

Date: _______________________________

Print Name: ____________________________

Title: __________________________________

Date: __________________________________

EXHIBIT 2.5

FINANCIAL STATEMENTS OF SURGLINE

SurgLine, Inc.
(A Development Stage Company)
Balance Sheet

June 30,
2011
ASSETS:

CURRENT ASSETS
Cash	$11,842
Deposit	20,000
Prepaid assets	2,500
Total current assets	34,342

PROPERTY AND EQUIPMENT	704

TOTAL ASSETS	$35,046

LIABILITIES AND STOCKHOLDERS' DEFICIT:

CURRENT LIABILITIES:
Accounts payable	$4,955
Accrued liabilities	11,727
Advances from affiliates	500
Total liabilities	17,182

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' EQUITY:
Common stock, 75,000,000 authorized, par value $0.0001 and 21,315,000
issued and outstanding as of June 30, 2011	2,132
Deficit accumulated during the development stage	(245,136)
Additional paid-in capital	260,868
Total stockholders' equity	17,864

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$35,046

The accompanying notes are an integral part of these financial statements.

SurgLine, Inc.
(A Development Stage Company)
Statement of Operations
For the Period
From March 15, 2011
(Inception) Through
June 30, 2011

REVENUES:
Revenues	$-

OPERATING EXPENSES:
General and administrative expenses	220,136
General and administrative expenses - related party	25,000

OPERATING LOSS	245,136

NET LOSS	$(245,136)

NET LOSS PER SHARE:

Basic and diluted loss per share:	$(0.01)

Weighted average of number of shares outstanding - basic and diluted	20,108,486

The accompanying notes are an integral part of these financial statements.

SurgLine, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
For the period from March 15, 2011 (Inception) Through June 30, 2011
				Deficit Accumulated
	Common		Additional	During the
	Stock		Paid-	Development
	Shares	Amount	In Capital	Stage	Total

BALANCE AT MARCH 15, 2011	20,000,000	$2,000	$(2,000)	$-	$-

Common stock issued for services	250,000	25	49,975	-	50,000
Common stock issued for cash	1,065,000	107	212,893	-	213,000

Net loss	-	-	-	(245,136)	(245,136)
BALANCE AT JUNE 30, 2011	21,315,000	$2,132	$260,868	$(245,136)	$17,864

The accompanying notes are an integral part of these financial statements.

SurgLine, Inc.
( A Development Stage Company)
Statement of Cash Flows
For the Period
From March 15, 2011
(Inception) Through
June 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$(245,136)
Adjustments to reconcile net loss to net cash
used in operating activities:
Common stock issued for services	50,000
Changes in assets and liabilities:
Other current assets	(22,500)
Accrued liabilities	10,000
Accounts payable	6,682
Net cash used in operating activities	(200,954)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(704)
Net cash used in investing activities	(704)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution	-
Proceeds from the sale of common stock	213,000
Advances from affiliates	8,000
Repayment to affiliates	(7,500)
Net cash provided by financing activities	213,500

INCREASE IN CASH	11,842
CASH, BEGINNING OF PERIOD	-
CASH, END OF PERIOD	$11,842

The accompanying notes are an integral part of these financial statements.

SurgLine, Inc.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD ENDED JUNE 30 2011

NOTE 1 – BACKGROUND

SurgLine, Inc. (the “Company”) was incorporated in the state of Nevada on March 15, 2011.  The Company is a development stage company that will focus on providing their customers with high quality surgical products at the lowest possible cost by eliminating the “historical brand premium” typically associated with these types of products.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern.  However, the Company has incurred losses from operations and has had no revenues from operations since inception.  From inception on March 15, 2011 through the period ended June 30, 2011, the Company has accumulated net losses of $245,136.  Further, the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain stockholders.

These factors raise substantial doubt about the ability of the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.  In this regard, Management is planning to raise any necessary additional funds through loans and additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital or in further developing its operations.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America.  Significant accounting policies are as follows:

Basis of Presentation

The Company has produced no revenue from its principal business and is a development stage company as defined by the Accounting Standard Codification ASC No. 915 “Accounting and Reporting by Development State Enterprises.”

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of net sales and expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates.

These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period.  Management evaluates these estimates and assumptions on a regular basis.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from product sales in accordance with Topic 360 “Revenue Recognition in Financial Statements,” which is when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery of products and services has occurred, (3) the fee is fixed or determinable and (4) collectability is reasonably assured.

In certain cases, the Company enters into agreements with customers that involve the delivery of more than one product or service.  Revenue for such arrangements is allocated to the separate units of accounting using the relative fair value method in accordance with ASC Topic 605. The delivered item(s) is considered a separate unit of accounting if all of the following criteria are met: (1) the delivered item(s) has value to the customer on a standalone basis, (2) there is objective and reliable evidence of the fair value of the undelivered item(s) and (3) if the arrangement includes a general right of return, delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the vendor. If all the conditions above are met and there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on their relative fair values.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  At June 30, 2011, cash and cash equivalents include cash on hand and cash in the bank.

Property and Equipment

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized.  Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized.

The range of estimated useful lives used to calculated depreciation for principal items of property and equipment are as follow:

Asset Category	Depreciation/ Amortization Period
Furniture and Fixture	3 Years
Office equipment	3 Years

At June 30, 2011, property and equipment consisted of office equipment purchased during the period.

Impairment of Long-Lived Assets

Long-Lived Assets, such as property, plant, and equipment and purchased intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Any goodwill or other intangible assets are tested at least annually for impairment.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.  There were no events or changes in circumstances that necessitated an impairment of long lived assets as of June 30, 2011.

Income Taxes

Deferred income taxes are provided to reflect the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 contains a two-step approach to recognizing and measuring uncertain tax positions.  The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement.  The Company considers many factors when evaluating and estimating the Company's tax positions and tax benefits, which may require periodic adjustments. At June 30, 2011, the Company did not record any liabilities for uncertain tax positions.

Concentration of Credit Risk

The Company maintains its operating cash balances in banks located in Las Vegas, Nevada.  The Federal Depository Insurance Corporation (“FDIC”) insures accounts at each institution up to $250,000.  At June 30, 2011, the Company’s cash accounts were below the insured limit.

Earnings Per Share

Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options, warrants, and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.  The Company does not have any options, warrants or other common stock equivalents outstanding as of June 30, 2011.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash, accounts payable, accrued liabilities, and advances from affiliates.  The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities of these instruments.  The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

ASC Topic 820, “Fair Value Measurements” (“ASC Topic 820”) defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  The standard provides a consistent definition of fair value that focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

•

Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

•

Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, or inputs that are observable for the assets or liabilities other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active;

•

Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

At June 30, 2011, the Company did not have any financial instruments that were required to be reported at fair value in the accompanying financial statements.

Recent Accounting Pronouncements

No accounting standards or interpretations issued recently are expected to a have a material impact on the Company’s financial position, operations or cash flows.

NOTE 4 – SHARE CAPITAL

The Company has authorized 75,000,000 shares of common stock, par value $0.0001 per share, of which 21,315,000 are issued and outstanding.

On March 15, 2011, the Company issued 20,000,000 common shares to its founders at no cost.

During May and June of 2011, the Company issued 1,065,000 common shares in a series of private placements for cash proceeds of $213,000, or $0.20 per share.

In June 2011, the Company issued 250,000 common shares for services.  These shares were valued at $50,000, or $0.20 per share, based upon the most recent price received in the private placements discussed above.

The Company has not issued any options or warrants since inception.

NOTE 5 - INCOME TAXES

No provision for federal income taxes has been recognized for the period ended June 30, 2011, as the Company incurred a net operating loss for income tax purposes and has no carryback potential.

The difference between income tax benefit computed by applying the federal statutory corporate tax rate and actual income tax benefit is as follows:

June 30,
2011

Statutory federal income tax rate	34.0%
State income taxes and other	5.4%
Increase in valuation allowance	(39.4)%
Effective tax rate	-

Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:

June 30,
2011

Net operating loss carryforward	$66,346
Valuation allowance	(66,346)

Deferred income tax asset	$-

The Company has a net operating loss carryforward of approximately $195,000 available to offset future taxable income through 2031.  In addition to any Section 382 limitations on future utilization in the event of a change of control, uncertainties exist as to the net operating loss carryforward’s future utilization under the criteria set forth under ASC 740 and a full valuation allowance has been applied.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company leases office space on a month-to-month basis and incurred $3,000 of rent expense during the period ended June 30, 2011.

The Company has entered into various consulting agreements with outside consultants but the agreements are not material to the financial statements.

NOTE 7 - RELATED PARTY TRANSACTIONS

The Company is managed by its Board of Directors.  During the period ended June 30, 2011, the Company received advances from a shareholder of $8,000, and repaid $7,500 of the advances as of June 30, 2011.  As of June 30, 2011 the Company owed the shareholder $500.  The advances do not bear interest and are due upon demand.  There is no principal and interest due on a monthly basis.

During the period ended June 30, 2011, the Company paid $25,000 for consulting services to two companies affiliated with a member of our board of directors and who is also a significant shareholder in the Company.

NOTE 8 - DEPOSIT

At June 30, 2011, the Company had paid a vendor a $20,000 deposit towards the purchase of surgical products necessary to fulfill a sales order.

NOTE 9 - SUBSEQUENT EVENTS

The Company evaluated subsequent events through the date these financial statements were available to be issued, or August 12, 2011.

On July 21, 2011, SurgLine entered into a securities exchange agreement with China Nuvo Solar Energy, Inc. (“CNUV”), a Nevada corporation. Pursuant to the Agreement, CNUV agreed to acquire all of the outstanding capital stock of SurgLine in exchange for a number of shares of the CNUV common stock, par value $0.001 per share equal to seventy percent (70%) of the issued and outstanding common stock of CNUV following the Exchange.  The closing of the Exchange will occur following the satisfaction of the conditions precedent set forth in the Agreement, including the completion of the schedules and exhibits, due diligence and audited financial statements.  SurgLine has not yet closed this transaction.

Private Placement of Common Shares

In July 2011, the Company entered into a subscription agreement and sold to an investor 250,000 common shares for $50,000, or $0.20 per common share.

Constellation Asset Management Agreement

In July 2011, Company entered into a consulting agreement with Constellation Asset Management (“Constellation”) and issued 1,650,000 common shares to Constellation pursuant to the agreement.  The shares were valued at $330,000, or $0.20 per common share.

Constellation also is to receive warrants to purchase 1,000,000 of the Company’s common shares.  The warrant agreements have not been delivered to Constellation as of this date.  The warrants vest immediately, are exercisable for a term of three (3) years with a strike price of $0.50 per share, are subject to anti-dilution adjustments for reorganizations, stock splits, and the like, and, at Constellation’s option, exercisable for cash or in the form of a “cashless exercise.”  The warrants had a fair market value on the grant date of $59,580 based upon the Black-Scholes option pricing model with the following inputs:

Expected dividend yield	0%
Volatility factor	80%
Risk free interest rate	0.75%
Term of warrants (in years)	3.00
Stock price per share on date of grant	$0.20

The volatility factor was based upon the actual volatility of the common stock of publicly traded companies that are comparable to the Company as measured over the expected life of the Warrants.  The stock price was based upon the price received in the Company’s latest private placement of common shares.

Further, pursuant to the agreement, in the event that Company obtains debt or equity financing as a result of Constellation's introduction, the Company agrees to pay Constellation a Finder's Fee equal to ten percent (10%) of the total amount raised on behalf of the Company.

The agreement also includes an anti-dilution provision that requires the Company, in the event it issues any shares of its common stock or any security convertible or exchangeable into shares of its common stock, to issue additional shares to Constellation such that Constellation maintains its effective ownership percentage in the Company as of the date of the agreement. The Company also agreed that, in the event it offers more favorable anti-dilution protection in the future to any investor, the Company will grant those same rights to Constellation.

EXHIBIT 3.5

FINANCIAL STATEMENTS OF CNUV

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

(A Development Stage Company)

Consolidated Balance Sheets

Assets
	2010	2009

Current Assets
Cash	$404	$304
Notes and interest receivable, related parties	36,276	36,276

Total current assets	36,680	36,580

Fixed assets, less accumulated depreciation of $14,208 (2010)
and $11,872 (2009)	—	2,336
Solar intellectual property, less accumulated depreciation of
$ 106,497 (2010) and $80,165 (2009)	—	359,735
Debt issuance costs	12,464	59,204

Total assets	$49,144	$457,855

Liabilities and Shareholders’ Deficit

Current liabilities:
Accrued liabilities, related parties	$836,770	$682,242
Accounts payable and accrued expenses	392,544	352,588
Derivative liability convertible debentures	206,590	572,334
Notes payable	211,559	175,144
Notes payable, related parties	317,231	245,296

Total current liabilities	1,964,694	2,027,604

Long-term liabilities:
Convertible debentures payable, net	173,644	172,904

Total liabilities	2,138,338	2,200,508

Shareholders’ deficit:
Preferred stock, $.001 par value; 25,000,000 shares authorized,
314,172 (2010) and 437,241 (2009) shares issued and outstanding	314,172	437,241
Common stock, $.001 par value, 475,000,00 shares authorized;
375,558,301 issued and outstanding (2010) and 284,951,179 (2009)	375,558	284,951
Minority interest	(140,724)	(135,688)
Deferred compensation	-	—
Additional paid-in capital	8,821,369	8,358,351
Retained earnings	(11,459,569)	(10,687,508)

Total shareholders' deficit	(2,089,194)	(1,742,653)

Total liabilities and shareholders' deficit	$49,144	$457,855

See accompanying notes to financial statements

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

(A Development Stage Company)

Consolidated Statement of Operations

For the Years Ended July 31, 2010 and 2009

			From Inception
			April 16, 2006-
	2010	2009	July 31, 2010
Revenues:
Revenues	$-	$3,166	$9,766
Cost of revenues	-	-

Gross profit	-	3,166	9,766

Operating costs and expenses:
Selling, general and administrative
Bonus, related party		-	275,561
Consulting fees	-	66,109	331,859
Management and consulting fees, related parties	166,000	180,750	711,000
Salaries including stock compensation cost	123,908	157,708	853,626
Legal and accounting	58,348	47,533	239,420
Other	44,423	68,068	340,658

Total operating costs and expenses	392,679	520,168	2,752,124

Operating loss	(392,679)	(517,002)	(2,742,358)

Other income (expenses)
Interest expense, related parties	(28,638)	(24,382)	(88,873)
Interest expense, other	(176,712)	(321,947)	(842,946)
Interest income, related parties	147	1,975	4,779
Minority interest	5,036	74,402	140,724
Write off intellectual property	(333,403)		(333,403)
Loss on investment in subsidiary			(8,000,000)
Fair value adjustment of derivative liabilities	154,188	(96)	412,568

Total other income (expenses)	(379,382)	(270,048)	(8,707,151)

Net loss	$(772,061)	$(787,050)	$(11,449,509)

Basic and diluted net loss per common share**	(0.01)	(0.01)

Basic and diluted weighted average common
shares outstanding	326,246,395	215,342,414

**Less than $.01

See accompanying notes to financial statements

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

(A Development Stage Company)

Consolidated Statement of Changes in Shareholders’ Deficit

	Common stock		Additional paid-in capital	Deferred compensation	Minority interest	Preferred stock	Accumulated (deficit) equity	Total stockholders' deficit
	Shares	Amount
Balance at August 1, 2007	193,552,462	$193,552	$6,474,764	$ -	$ -	$535,891	$(8,590,229)	$(1,386,022)

Issuance of shares upon conversion of subordinated debentures	6,473,975	6,474	320,448	-	-	-	-	326,922

Issuance of shares for services	1,650,000	1,650	350,850	(235,000)	-	-	-	117,500

Amortization of deferred compensation	-	-	0	101,667	-	-	-	101,667

Issuance of options and warrants	-	-	328,375	-	-	-	-	328,375

Issuance of shares pursuant to conversion of notes and interest payable	1,000,000	1,000	99,000	-	-	-	-	100,000

Issuance of shares for purchased technology	2,000,000	2,000	148,000	-	-	-	-	150,000

Sale of subsidiary common stock	-	-	50,000	-	-	-	-	50,000

Issuance of shares of subsidiary common stock for notes and interest payable, related parties	-	-	300,023	-	(61,286)	-	-	238,737

Net loss	-	-	-	-	-	-	(1,310,229)	(1,310,229)

Balances, July 31, 2008	204,676,437	204,676	8,071,460	(133,333)	(61,286)	535,891	(9,900,458)	(1,283,050)

Issuance of shares upon conversion of subordinated debentures and accrued interest	41,904,256	41,904	142,732	-	-	-	-	184,636

Issuance of shares upon conversion of notes payable, related and accrued interest payable, related	15,385,470	15,385	61,119	-	-	-	-	76,504

Issuance of shares upon conversion of accounts payable, related	1,287,692	1,288	6,087	-	-	-	-	7,375

Issuance of common stock upon mandatory conversion of preferred stock	21,697,324	21,697	76,953	-	-	(98,650)	-	0

Amortization of deferred compensation	-	-	-	133,333	-	-	-	133,333

Minority interest	-	-	-	-	(74,402)	-	-	(74,402)

Net loss	-	-	-	-	-	-	(787,050)	(787,050)
	284,951,179	284,951	8,358,351	-	(135,688)	437,241	(10,687,508)	(1,742,653)

Issuance of shares upon conversion of subordinated debentures	34,666,667	34,667	295,889	-	-	-	-	330,556

Minority interest	-	-	-	-	(5,036)	-	-	(5,036)

Warrants issued for services	-	-	100,000	-	-	-	-	100,000

Issuance of common stock upon mandatory conversion of preferred stock	55,940,455	55,940	67,129	-	-	(123,069)	-	0
			-
Net loss	-	-	-	-	-	-	(772,061)	(772,061)
Balances July 31, 2010	375,558,301	$375,558	$8,821,369	$ -	$(140,724)	$314,172	$(11,459,569)	$(2,089,194)

See accompanying notes to financial statements

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

Consolidated Statement of Cash Flows

For the Years Ended July 31, 2010 and 2009

			From Inception
			April 16, 2006-
	2010	2009	July 31, 2010

Cash flows from operating activities:
Net income (loss)	$(772,061)	$(787,050)	$(11,459,569)

Adjustments to reconcile net income (loss)
to net cash used in operating activities:
Net liabilities acquired			6,755,316
Loss on impairment	333,403		333,403
Decrease in derivative liability	(154,188)	96	(432,509)
Change in minority interest	(5,036)	(74,402)	(140,724)
Amortization of discount on debentures payable	119,740	252,770	618,494
Amortization of debt issuance costs	22,832	24,620	98,310
Common stock and warrant based compensation	123,908	157,708	853,626
Depreciation	2,336	1,560	5,478
Amortization of intellectual property	26,332	26,000	106,498
Change in operating assets and liabilities:
Decrease (increase) in prepaid expenses and other current assets	-	53,400	0
(Increase) in notes and interest receivable	-	(1,975)	(4,632)
Increase in accounts payable and accrued expenses	39,956	55,816	569,550
Increase in amounts due to related parties	154,528	158,375	1,223,117
Net cash used in operating activities	(108,250)	(133,082)	(1,473,642)

Cash flows from investing activities:
Purchase of property and equipment	-	(39,900)	(293,401)

Net cash used in investing activities	-	(39,900)	(293,401)

Cash flows from financing activities:
Proceeds from sale of common stock	-		687,500
Proceeds from issuance of related party notes payable	79,485	-	450,485
Proceeds from debentures payable	-	-	505,000
Proceeds from sale of subsidiary common stock			50,000
Proceeds from payments received on notes receivable, related parties	-	19,848	19,848
Placement fees paid	-	-	(75,650)
Proceeds from advances and loans	37,900	157,405	583,640
Payment of related party notes payable	(7,550)	(4,409)	(207,727)
Payment to related party for notes receivable	0	(500)	(23,800)
Payment of notes payable	(1,485)	-	(221,839)
Increase in bank overdraft	-	-	(9)
Net cash provided by financing activities	108,350	172,344	1,767,448

Net increase (decrease) in cash and cash equivalents	100	(638)	404

See accompanying notes to financial statements

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

Consolidated Statement of Cash Flows (Continued)

			From Inception
			April 16, 2006-
	2010	2009	July 31, 2010

Cash and cash equivalents, beginning of period	304	942	-

Cash and cash equivalents, end of period	$404	$304	$404

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$1,880	$17,571	$100,220
Cash paid during the year for taxes	$-	$-	$-

Non-cash investing and financial activities:
Fair value of options and shares issued for notes payable,
subordinated debentures and services	$119,000	$268,515	$3,252,055
Fair value of subsidiary common stock issued for notes and
interest payable	$-	$-	$300,023
Common stock issued in connection with merger			$133,333

See accompanying notes to financial statements

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED JULY 31, 2010 AND 2009

1.

Organization, basis of presentation and summary of significant accounting policies:

Organization

China Nuvo Solar Energy, Inc. (the “Company”), was formerly known as Interactive Games, Inc., a Nevada Corporation ("Interactive").

In June 2007, our stockholders, through a written consent executed by stockholders holding a majority of the outstanding shares of our common stock entitled to vote, adopted and approved Amended and Restated Articles of Incorporation and ratified the Amended and Restated Bylaws of the Company, which were adopted by our board of directors on June 26, 2007.

The Amended and Restated Articles of Incorporation increased the authorized capital stock of the Company from 105,000,000 shares to 500,000,000 shares, of which 25,000,000 shares now may be preferred stock having the voting powers, designations, preferences, limitations, restrictions and relative rights as determined by the board of directors from time to time.

Generally, the Amended and Restated Bylaws of the Company updated our former bylaws to reflect changes to applicable law.  For example, under the Amended and Restated Bylaws stockholders may now take action by written action signed by stockholders holding a majority of the shares entitled to vote on the given action.

Pursuant to an Agreement and Plan of Reorganization dated as of April 23, 2007, as amended on July 25, 2007 (the “Share Exchange”), by and between the Company and Nuvo Solar Energy, Inc., a Colorado corporation (“Nuvo”) incorporated on April 13, 2006, we and Nuvo entered into a share exchange whereby all of the issued and outstanding capital stock of Nuvo, on a fully-diluted basis, was exchanged for like securities of the Company, and whereby Nuvo became our wholly owned subsidiary (the “Share Exchange”).  The Share Exchange was effective as of July 25, 2007, upon the completed filing of Articles of Exchange with the Nevada Secretary of State and a Statement of Share Exchange with the Colorado Secretary of State.  Contemporaneously with the Share Exchange, we changed our name to “China Nuvo Solar Energy, Inc.”

Immediately prior to the effective time of the Share Exchange, Nuvo had outstanding 5,500,000 shares of its common stock (“Nuvo Common Stock”) and no shares of preferred stock.  In accordance with the Share Exchange Agreement, each share of Nuvo Common Stock was acquired by us in exchange for approximately 24.24 shares of our common stock for a total of 133,333,255 shares issued.  Accordingly, after giving effect to the Share Exchange, the Company had approximately 189,915,355 shares of Common Stock outstanding immediately following the transaction.  The shares issued were valued at approximately $8 million or $.06 per share (the market price of the common stock on the date of issuance).  The Company allocated the value of the shares to goodwill as the fair value of the liabilities assumed exceeded the fair value of the assets acquired. Management has determined that as of July 31, 2007 the goodwill amount of $8 million was impaired and recorded the write down of goodwill for the year ending July 31, 2007.

As a result of the Share Exchange, the former Nuvo shareholders together held approximately 66.6% of the Company’s outstanding common stock immediately following the transaction, on a fully-diluted basis.  Accordingly, the Share Exchange constituted a change of control of the Company.  As a result of the Share Exchange, Nuvo constituted the accounting acquirer in the Share Exchange; however, we elected to have a July 31 fiscal year end, which is the same fiscal year end that Interactive Games, Inc. had prior to the Share Exchange.

Nuvo was formed on April 13, 2006 for the purpose of seeking a business opportunity in the alternate energy or “next-generation energy" sector. This industry sector encompasses non-hydro carbon based energy production and renewable energy technologies that are “net-zero" or emissions free.

On June 9, 2006 Nuvo signed a license agreement with Photovoltaics.com, Inc. (“PV”), Hutchinson Island, Florida.  Nuvo acquired exclusive worldwide rights to PV's solar cell technology relating to a multiple stacked solar cell using wave guide transfers. This license agreement includes all patents issued pursuant to certain patent applications or amendments that have been filed and the rights to use all applicable copyrights, trademarks and related intellectual property obtained on or in connection with the process and products. As consideration for this license, Nuvo paid a total aggregate license fee of $250,000.   The term of the license is for 10 years, automatically renewable for successive   ten year terms under the same terms and conditions as provided for in this agreement.  Through July 31, 2010 the Company had amortized $104,166 of the $250,000.  As of July 31, 2010 the Company has been unable to commercialize the license and management believes the asset has been permanently impaired and accordingly has expensed the remaining $145,834 of the intellectual property acquired, and such amount is included in other expenses for the year ended July 31, 2010.  Nuvo also agreed to pay PV a fee of $180,000 over the first three years of the agreement to act as a consultant.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED JULY 31, 2010 AND 2009

1.

Organization, basis of presentation and summary of significant accounting policies (continued):

Organization (continued)

On November 27, 2007, we executed a Collaboration and Development Agreement (the “Collaboration Agreement”) with Pioneer Materials, Inc. (“PMI”) of Torrance, California. Under the terms of the Agreement, PMI will build, equip, operate and manage, for our benefit, a product development, testing and prototype manufacturing facility in PMI’s Chengdu, Sichuan, China facility located in Chengdu’s West High Tech development zone.  The agreement with PMI had the objective to develop, test and manufacture prototypes of solar energy products using our licensed technology based on an invention titled “Photovoltaic cell with integral light transmitting waveguide in a ceramic sleeve”.  Additionally, PMI was to provide technical, engineering development, testing and manufacturing employees and support staff.  The term of the Agreement was for one year, with automatic six-month renewal periods unless terminated by the parties.

Pursuant to the terms of the Agreement, the Company will pay PMI $2,500 per month and PMI is eligible to receive up to 4,000,000 shares of the Company’s common stock upon the satisfactory completion of certain milestone accomplishments in the Agreement, of which 500,000 shares of common stock were issued upon the execution of the Agreement.  The Company valued the shares at $0.07 per share (the market price of the common stock on the date the parties agreed to the number of shares to be issued) and recorded $35,000 as stock compensation for the year ended July 31, 2008. PMI is a manufacturer and supplier of materials for the semiconductor, hard drive media, optical media and photonic industries.  PMI is developing for the solar energy industry advanced materials for thin film photovoltaics (solar cell) processing. In May of 2008, the Chengdu region of China experienced a catastrophic earthquake.  As a result of this earthquake and the after effects including significant problems with the delivery of electricity, PMI originally suspended and has now discontinued their development work on our behalf. There has been no significant progress on product development and we continue to explore alternative avenues for development of our technology. We have suspended paying the $2,500 monthly fee.

The future milestones and potential shares that may be issued if we decide to continue the project with PMI are as follows:

Hiring of staff and readying of equipment	500,000
Demonstration of working single-junction
solar cell with efficiency greater than 4%	500,000
Demonstration of working single-junction
or multiple junction cell with efficiency
greater than 10%	2,500,000

None of the above have been met as October 29, 2010, and the Company is not currently working with PMI.

On January 23, 2008, the Company purchased from PV the patents related to the solar technology in exchange for 2,000,000 restricted shares of common stock of the Company. The Company now owns all rights, title and interest in the patents, including all issued patents or other intellectual property arising from the patents worldwide. The Company valued the common stock at $0.075 per share (the market price of the common stock on November 16, 2007, the date the parties agreed to the number of shares to be issued) and initially, increased its intellectual property asset by $150,000 on the balance sheet. As of July 31, 2010 the Company reviewed this asset and as part of the review determined that since the Company has not been able to commercialize the technology and is currently not pursuing the commercialization of the technology that the asset has been permanently impaired. Accordingly, the Company has recorded an impairment expense of $150,000, included in other expenses for the year ended July 31, 2010.

On December 10, 2008 we executed a Patent and Trademark Purchase Agreement (the “Purchase Agreement”) with PV.  Nuvo acquired certain patent rights and trademarks in exchange for $39,900.  Accordingly, the Company increased its intellectual property by $39,900 which is included in the balance sheet presented herein. Through July 31, 2010 the Company had amortized $2,331 of the $39,900.  As of July 31, 2010 the Company has been unable to commercialize the license and management believes the asset has been permanently impaired and accordingly has expensed the remaining $37,569 of the intellectual property acquired, and such amount is included in other expenses for the year ended July 31, 2010.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED JULY 31, 2010 AND 2009

1.

Organization, basis of presentation and summary of significant accounting policies (continued):

Going concern and management’s plans

The Company had a working capital deficit of approximately $1,928,000 at July 31, 2010. Additionally, the Company to date has generated minimal revenues. Accordingly, the Company has no ready source of working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. While management believes the Company may be able to raise funds through the issuance of debt or equity instruments, there is no assurance the Company will be able to raise sufficient funds to operate in the future. The debt financing may include loans from our officers and directors.  Although our balance sheet includes current liabilities of approximately $1,967,000, a portion of this amount are in the form of a derivative liability of $206,590 and convertible notes of $300,000 (of which $125,000 is a related party).  These amounts, plus other related party loans of approximately $229,000 and accrued and unpaid interest may be converted to common stock, thereby reducing considerably our debt service obligations.  Nevertheless, we will be required to raise funds in order to fund our operations and costs associated with being a public company.

As part of our initial planned operations, our main focus was to be the development of a viable manufacturing process for our technology.  As discussed above we initially planned that our arrangement with PMI would provide us with the facilities and expertise in China necessary to develop a pilot manufacturing process and eventually, a full manufacturing facility assuming the pilot process is successful.  Since this has not been successful we are continuing to develop our business plan. We do not intend to enter into any additional direct development of our technology.   Rather, we plan to become an incubator of the solar technology we currently own and technology that we may acquire in the future. We currently do not have any agreements to acquire any additional technology.  In order to acquire additional technology we would either have to raise additional money through equity or debt financing or in the alternative issue shares of our common stock. We intend to study the feasibility of sub-licensing or entering into other types of agreements with third parties, whereby the third party will compensate us by paying a license fee and subsequent royalties.  The compensation may be in the form of cash or in the licensee’s common stock.  Through our established relationships we plan to focus on the identification, acquisition and potential license or resale of renewable and alternative energy technologies. If we conclude that we are not able to acquire any additional technology, we may decide to longer be in the solar technology sector and may seek to merge with another entity in another industry.

We will require additional capital to fund any additional acquisitions of any technology as   well as for general corporate working capital to fund our day-to-day operations and costs associated with being a publicly-traded company.  This amount does not include any amounts which may be necessary to pay off existing debt or accrued expenses.  We presently believe the source of funds will primarily consist of debt financing, which may include debt instruments that may include loans from our officers or directors, or the sale of our equity securities in private placements or other equity offerings or instruments.

Basis of presentation

The consolidated financial statements for the year ending July 31, 2010 and 2009 include the accounts of the Company and our majority owned subsidiary Interactive Entertainment Group, Inc, (f/k/a/ Interactive Games, Inc.) a Florida Corporation (“IGAM”) and and our wholly owned subsidiary Nuvo.  All of the intercompany accounts have been eliminated in consolidation.  Certain reclassifications to amounts reported in the July 31, 2009 consolidated financial statements have been made to conform to the July 31, 2010 presentation.

Significant accounting policies:

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results will differ from those estimates.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED JULY 31, 2010 AND 2009

1.

Organization, basis of presentation and summary of significant accounting policies (continued):

Intellectual Property

The Company records intangible assets in accordance with Statement of Financial Accounting Standard (SFAS) Number 142, “Goodwill and Other Intangible Assets.” Goodwill and other intangible assets deemed to have indefinite lives are not subject to annual amortization. Intangible assets which have finite lives are amortized on a straight line basis over their remaining useful life; they are also subject to annual impairment reviews.  Upon the review as of July 31, 2010, the Company determined that their Intellectual Property has been permanently impaired and accordingly has expenses a total of $$333,403 for the year ended July 31, 2010, included in other expenses.

Revenue recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”.  This statement established that revenue can be recognized when persuasive evidence of an arrangement exists, the services have been delivered, all significant contractual obligations have been satisfied, the fee is fixed or determinable and collection is reasonably assured.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration on credit risks

The Company is subject to concentrations of credit risk primarily from cash and assets from discontinued operations.

The Company minimizes its credit risks associated with cash, including cash classified as assets from discontinued operations, by periodically evaluating the credit quality of its primary financial institutions.

Significant accounting policies

Stock-based compensation

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“SFAS No, 123R”).  SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans.  As required by SFAS No. 123R, the Company will recognize the cost resulting from al stock-based payment transactions including shares issued under its stock option plans in the financial statements.

Prior to January 1, 2006, the Company accounted for stock-based employee compensation plans (including shares issued under its stock option plans) in accordance with APB Opinion No. 25 and followed the pro forma net income, pro forma income per share, and stock-based compensation plan disclosure requirements set forth in the Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”).  The Company granted options to purchase 10,000,000 shares of common stock, of which 9,800,000 were granted to Directors and Officers.  The options have an exercise price of $0.01 (the market price of the common stock on the date of the grant) and expire in August 2019.  The options were valued at $100,000 based upon the Black-Scholes option pricing model.  The options were fully vested at the date of the grant and therefore the Company included $100,000 of stock based compensation for the year ended July 31, 2010.. There are 18,225,000 stock options and warrants outstanding at July 31, 2010.

Fair value of financial instruments

The carrying value of cash, assets of discontinued operations, accounts payable and accrued expenses approximate their fair value due to their short-term maturities. The carrying amount of the note payable and due to related parties approximate their fair value based on the Company's incremental borrowing rate.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED JULY 31, 2010 AND 2009

1.

Organization, basis of presentation and summary of significant accounting policies (continued):

Significant accounting policies (continued):

Income taxes (continued)

Income taxes

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some or all of the deferred tax asset will not be realized.

Loss per common share

Loss per share of common stock is computed based on the weighted average number of common shares outstanding during the period.  Stock options, warrants and common stock underlying convertible promissory  notes at July 31, 2010 and 2009 were 394,846,418 and 197,272,401, respectively, are not considered in the calculation as the impact of the potential common shares would be to decrease loss per share and therefore no diluted loss per share figures are presented.

Accounting for obligations and instruments potentially settled in the Company’s common stock

In connection with any obligations and instruments potentially to be settled in the Company's stock, the Company accounts for the instruments in accordance with EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock.  This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company's stock.

Under EITF 00-19, contracts are initially classified as equity or as either assets or liabilities, depending on the situation. All contracts are initially measured at fair value and subsequently accounted for based on the then current classification. Contracts initially classified as equity do not recognize subsequent changes in fair value as long as the contracts continue to be classified as equity. For contracts classified as assets or liabilities, the Company reports changes in fair value in earnings and discloses these changes in the financial statements as long as the contracts remain classified as assets or liabilities. If contracts classified as assets or liabilities are ultimately settled in shares, any previously reported gains or losses on those contracts continue to be included in earnings. The classification of a contract is reassessed at each balance sheet date.

Derivative instruments

In connection with the issuances of equity instruments or debt, the Company may issue options or warrants to purchase common stock. In certain circumstances, these options or warrants may be classified as liabilities, rather than as equity. In addition, the equity instrument or debt may contain embedded derivative instruments, such as conversion options or listing requirements, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative liability instrument. The Company accounts for derivative instruments under the provisions of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED JULY 31, 2010 AND 2009

1.

Organization, basis of presentation and summary of significant accounting policies (continued):

Significant accounting policies (continued):

Recent accounting pronouncements

In  February  2010,  the FASB issued  Accounting  Standards  Update  ("ASU") No. 2010-09,  "Amendments to Certain Recognition and Disclosure  Requirements" ("ASU 2010-09"),  which is included in the FASB Accounting Standards Codification (the "ASC") Topic 855 (Subsequent Events). ASU 2010-09 clarifies that an SEC filer is required to evaluate  subsequent  events  through  the date that the  financial statements  are issued.  ASU 2010-09 is effective upon the issuance of the final update  and  did  not  have a  significant  impact  on the  Company's  financial statements.

In January 2010, the FASB issued ASU No. 2010-06, "Improving  Disclosures about Fair Value Measurements" ("ASU 2010-06"), which is included in the ASC Topic 820 (Fair Value Measurements and Disclosures).  ASU 2010-06 requires new disclosures on the amount and  reason for  transfers  in and out of Level 1 and 2 fair value measurements.  ASU 2010-06 also  requires  disclosure of  activities,  including purchases,  sales,  issuances,  and  settlements  within  the Level 3 fair value measurements  and  clarifies  existing  disclosure  requirements  on  levels  of disaggregation  and  disclosures  about  inputs and  valuation  techniques.  ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009.

In August 2009 the FASB issued  Accounting  Standards Update ("ASU") No. 2009-05 "Amendments to Certain Recognition and Disclosure Requirements", ("ASU 2009-05") which  is  included  in  the  ASC  Topic  820  (Fair  Value   Measurements   and Disclosures). ASU 2009-05 provides clarification that the fair value measurement of liabilities in which a quoted price in an active market for the identical liability is not available should be developed based on a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities when traded as assets or another valuation technique that is consistent with the principles of Topic 820. ASU 2009-05 also clarifies that there is no  requirement to adjust the fair value related to the existence of a restriction  that prevents the transfer of the liability and that both a quoted  price in an active  market  for the  identical  liability  at the measurement date and the quoted price for the identical liability when traded as an asset in an active  market  when no  adjustments  to the quoted  price of the asset  are  required  are  Level 1 fair  value  measurements.  ASU 2009-05 was effective for the Company as of October 31, 2009 and did not have a significant impact on the Company's financial statements.

In June 2009,  the FASB  issued  guidance  now  codified  as ASC 105,  Generally Accepted Accounting Principles as the single source of authoritative  accounting principles  recognized by the FASB to be applied by nongovernmental  entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those  issued by the SEC.  ASC 105 does not change current U.S.  GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative  literature  related  to a  particular  topic  in one  place.  The adoption of ASC 105 did not have a material impact on the Company's financial statements, but did eliminate all references to pre-codification standards.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting  pronouncements that have been issued that might have a material impact on its financial position or results of operations.

2.

Notes and interest receivable, related parties:

Notes and interest receivable, related parties at July 31, 2010 and 2009 are as follows:

	2010	2009

Due from VP Development	$31,300	$31,300
Due from E2000, Inc.	2,500	2,500
Interest on above amounts	2,476	2,476

	$36,276	$36,276

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED JULY 31, 2010 AND 2009

3.

Solar Intellectual Property

Solar intellectual property at July 31, 2010 and 2009 are as follows

	2010	2009
License for solar cell technology	$250,000	$250,000
Patents for solar cell technology	189,900	189,900
Accumulated amortization	(106,497)	(80,165)
Impairment	(333,403)	---

	$0	$359,735

Amortization expense for the years ended July 31, 2010 and 2009 was $26,332 and $26,000, respectively.

4.

Accrued liabilities, related parties:

Accrued liabilities, related parties at July 31, 2010 and 2009 are as follows:

	2010	2009

Officer bonus	$275,561	$275,561
Management fees	500,250	372,100
Accrued interest	60,959	34,581

	$836,770	$682,242

5.

Convertible debentures payable:

In April 2006, the Company executed a Securities Purchase Agreement (the “Purchase Agreement”) with various accredited investors (the “Holder” or “Holders”) for the issuance and sale of up to $700,000 of 6% unsecured convertible debentures in private transactions.  As of July 31, 2006, the Company completed the sale of the aggregate $385,000 in Debentures under the Purchase Agreement.  We received $324,950 from these transactions net of $60,050 of debt issuance costs paid to our placement agents, Divine Capital Markets, LLC (included in the accompanying balance sheet), which will be amortized as debt issuance costs over the three year term of the convertible notes.  For the year ended July 31, 2010, debt issuance costs were $22,832. The Debentures cannot be converted until nine (9) months after the issuance date of each Debenture.

At July 31, 2010 and 2009 the remaining face amount of the 2006 Debentures is $0.

On October 21, 2007 the Board of Director of the Company authorized the sale of up to $700,000 of 6% unsecured convertible debentures (the “2007 Debentures”).  During the year ended July 31, 2008, the Company executed a Securities Purchase Agreement with various accredited investors, whereby the Company sold in the aggregate $505,000 of the 2007 Debentures.  We received net proceeds of $429,350 after $75,650 of debt issuance costs (included in the accompanying balance sheet), paid to Divine, who acted as our placement agent.  The debt issuance costs will be amortized as debt issuance costs over the three year term of the 2007 Debentures.  The terms and conditions of the 2007 Debentures are the same as the 2006 Debentures.  Accordingly, fair value of these derivative instruments have been recorded as a liability on the consolidated balance sheet with the corresponding amount recorded as a discount to the 2007 Debentures.  The change in the fair value of the liability will be credited or (charged) to other income or (expense) in the consolidated statement of operations.  The beneficial conversion feature included in the 2007 Debentures resulted in an initial debt discount of $505,000 and an initial loss on the valuation of derivative liabilities of $219,878.  Based on the revaluation of the 2007 Debentures at July 31, 2010, the Company recorded a credit to expense of $154,188 and decreased the derivative liability on the balance sheet by $154,188.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED JULY 31, 2010 AND 2009

5.

Convertible debentures payable (continued):

The Debentures are due three years from the final Closing Date under the Purchase Agreement (the “Maturity Date”), unless prepayment of the Debentures is required in certain events, as described below.  The Debentures are convertible at a conversion price (the “Conversion Price”) for each share of common stock equal to 75% of the lowest closing bid price per share (as reported by Bloomberg, LP) of the Corporation’s common stock for the twenty (20) trading days immediately preceding the date of conversion.  In addition, the Debentures provide for adjustments for dividends payable other than in shares of common stock, for reclassification, exchange or substitution of the common stock for another security or securities of the Corporation or pursuant to a reorganization, merger, consolidation, or sale of assets, where there is a change in control of the Corporation.

The outstanding principal balance of each Debenture bears interest, in arrears, at six percent (6%) per annum, payable (i) upon conversion, or (ii) on the Maturity Date, in shares of our common stock at the Conversion Price.  Upon the occurrence of an Event of Default (as defined in the Purchase Agreement), then the Corporation is required to pay interest to the Holder of each outstanding Debenture, at the option of the Holders (i) at the rate of lesser of eighteen percent (18%) per annum and the maximum interest rate allowance under applicable law, and (ii) the Holders may at their option declare the Debentures, together with all accrued and unpaid interest (the “Acceleration Amount”), to be immediately due and payable.

The Corporation may at its option call for redemption all or part of the Debentures prior to the Maturity Date, as follows:

The Debentures called for redemption shall be redeemable for an amount (the “Redemption Price”) equal to (x) if called for redemption prior to the date which is nine months from the date of issuance (the “Issuance Date”), 115%, if called for redemption on or after the date that is nine months after the Issuance Date but prior to the first anniversary of the Issuance Date, 131%, in either case of the principal amount called for redemption, plus (y) interest accrued through the day immediately preceding the date of redemption.

(i)

If fewer than all outstanding Debentures are to be redeemed, then all Debentures shall be partially redeemed on a pro rata basis.

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement, dated as of April 24, 2006 (“Registration Rights Agreement”), with the Holders of the Debentures to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder.  Pursuant to the Registration Rights Agreement, the Company contemplates making an offering of common stock (or other equity securities convertible into or exchangeable for common stock) registered for sale under the Securities Act or proposes to file a Registration Statement covering any of its securities other than (i) a registration of Form S-8 or S-4, or any successor or similar forms; and (ii) a shelf registration under Rule 415 for the sole purpose of registering shares to be issued in connection with the acquisition of assets, the Company will at each such time give prompt written notice to the Holders’ representative and the Holders of its intention to do so.  Upon the written request of any Holder made within thirty (30) days after the receipt of any such notice, the Company has agreed to use its best efforts to effect the registration of all such registrable securities which the Company has been so requested to register by the Holders, to the extent requisite to permit the disposition by the requesting Holders of their registrable securities pursuant to the Registration Statement.

The Company determined that the conversion feature of the convertible Debentures represents an embedded derivative since the Debentures are convertible into a variable number of shares upon conversion. Accordingly, the convertible Debentures are not considered to be conventional debt under EITF 00-19 and the embedded conversion feature must be bifurcated from the debt host and accounted for as a derivative liability. The Company believes that the aforementioned embedded derivatives and freestanding warrants meet the criteria of SFAS 133 and EITF 00-19, and should be accounted separately as derivatives with a corresponding value recorded as a liability. Accordingly, the fair value of these derivative instruments have been recorded as a liability on the consolidated balance sheet with the corresponding amount recorded as a discount to the 2006 Debentures. Such discount will be accreted from the date of issuance to the maturity date of the 2006 Debentures. The change in the fair value of the liability for derivative contracts will be credited to other income (expense) in the consolidated statements of operations. The $385,000 face amount of the 2006 Debentures were stripped of their conversion feature due to the accounting for the conversion feature as a derivative, which was recorded using the residual proceeds to the conversion option would be attributed to the debt. The beneficial conversion feature (an embedded derivative) included in the 2006 Debenture resulted in an initial debt discount of $385,000 and an initial loss on the valuation of derivative liabilities of $75,874.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED JULY 31, 2010 AND 2009

5.

Convertible debentures payable (continued):

The Company issued 1,500,000 shares of its common stock to Divine Capital Markets, LLC and/or its designees as consideration for its services as the placement agent in connection with the financing transaction described above.

The following table summarizes the balance sheet amounts as of July 31, 2010, as well as the amounts included in the consolidated statement of operations for the year ended July 31, 2010.

Balance Sheet

Debentures	Debt issuance costs	Derivative liability	Face value of Debentures	Discount on Debentures

2007	$12,464	$206,590	$205,000	$31,356

Operating Statement

Debentures	Debt issuance costs expenses	Increase (decrease) in derivative liability

2007	$22,832	$154,188

The initial beneficial conversion feature (embedded derivative) was calculated as if the debentures were converted on their initial issue date per the terms of the Purchase Agreement.  Those terms allowed for a conversion price equal to 75% of the lowest closing bid price per share as reported by Bloomberg, L.P. of the Company’s common stock for the twenty days immediately preceding the date of conversion.

The following amounts were recorded for the 2006 debentures:

		1	2
A)	Date	4/24/06	5/31/06
B)	Face value	$305,000	$80,000
C)	Stock price	$0.08	$0.07
D)	Lowest 20 day stock price	$0.059	$0.06
E)	75%	$0.04425	$0.045
F)	Potential shares (line b÷e)	6,892,655	1,777,778
G)	Black-Scholes value per share	$0.055	$0.046
H)	Derivative liability	$379,096	$81,178

The initial total derivative liability initially recorded was $460,874.

The following amounts were recorded for the 2007 debentures:

	1	2	3	4	5	6
A)	10/28/07	12/10/07	1/8/08	2/8/08	4/30/08	6/10/08
B)	$240,000	$80,000	$50,000	$55,000	$40,000	$40,000
C)	$0.08	$0.165	$0.115	$0.11	$0.04	$0.02
D)	$0.07	$0.068	$0.115	$0.1025	$0.04	$0.015
E)	$0.0525	$0.051	$0.08625	$0.076875	$0.03	$0.01125
F)	4,571,429	1,568,627	579,710	715,447	1,333,333	3,555,556
G)	$0.056	$0.145	$0.095	$0.087	$0.033	$0.02
H)	$256,000	$227,451	$55,072	$62,244	$44,000	$71,111

The initial total derivative liability recorded was $715,878.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED JULY 31, 2010 AND 2009

6.

Convertible and other promissory notes and long-term debt, including related parties:

Convertible and other promissory notes and long-term debt, including related parties at July 31, 2010 and 2009 consist of the following:

	2010	2009

Notes payable	$211,559	$175,144
Notes payable, related parties [A]	317,231	245,296
Convertible debentures, net of discount of $31,356 (2010) and $151,096 (2009)	173,644	172,904
	$702,434	$593,344

Less current portion	528,790	420,440

Long-term debt, net of current portion	$173,644	$172,904

[A]

The following table summarizes the activity of notes payable, related parties for the year ended July 31, 2010:

Balance, August 1, 2009	$245,296
Issuance of new notes	79,485
Repayment of notes	(7,550)

Balance, July 31, 2010	$317,231

7.

Stockholders’ deficit:

Common stock

On September 24, 2009, the Company issued 16,666,667 shares of its common stock upon the conversion of $65,000 of convertible debentures. The shares were converted at $0.0039 per share.

On February 9, 2010 the Company issued 18,000,000 shares of its common stock upon the conversion of $54,000 of convertible debentures.  The shares were converted at $0.003 per share.

On April 1, 2010 the Company redeemed 123,069 shares of its Series A Preferred Stock (the “Preferred Stock”) by issuing 55,940,455 shares of its common stock. The shares were converted at $0.022 per share based upon the conversion terms in the certificate of Designation of the Preferred Stock.

Stock options and warrants

In March 2002, the Company adopted the 2002 Stock Option Plan, covering up to 1,000,000 shares of the Company's common stock, and in July 2003, the Company adopted the 2003 Stock Option Plan covering up to 2,500,000 shares of the Company's common stock. There are currently no options outstanding under the 2002 and 2003 Stock Option Plans. In August 2007, the Company adopted the 2007 Stock Option Plan covering up to 18,000,000 shares of the Company’s common stock. On August 10, 2009 the Company granted options to purchase 10,000,000 shares of the Company’s common stock under the 2007 Plan. The options have an exercise price of $0.01 (the market price of the common stock on the date of the grant) and expire in August 2019.  The options were valued at $100,000 based upon the Black-Scholes option pricing model. The options were fully-vested at the date of the grant and therefore the Company recorded $100,000 of stock based compensation for the year ended July 31, 2010.  As of July 31, 2010 there were options to purchase 16,500,000 shares of the Company’s common stock outstanding under the 2007 Stock Option Plan.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED JULY 31, 2010 AND 2009

7.

Stockholders’ deficit (continued):

Stock options and warrants (continued)

A summary of the activity of the Company’s outstanding options and warrants during fiscal 2010 and 2009 is as follows:

	Options and warrants	Weighted average exercise price

Outstanding, August 1, 2008	15,687,107	$0.10
Granted	-	-
Exercised	-	-
Expired	2,650,000.20
Outstanding and exercisable at
July 31, 2009	13,037,107	$0.09

Granted	10,000,000.01
Exercised	-	-
Expired	4,812,107	0.10
Outstanding and exercisable at
July 31, 2010	18,225,000	$0.04

Range of exercise prices	Warrants outstanding and exercisable	Weighted average remaining contractual life	Weighted average exercise price

$0.01	10,000,000	9.03	$ 0.01
0.05	300,000	0.04	0.05
0.07 - 0.10	6,925,000	6.89	0.072
0.12	1,000,000	0.07	0.12

The fair value of options granted to purchase our common stock were estimated on the date of the grant using the Black-Scholes Option Pricing Model with the following assumptions:

July 31, 2010
Expected dividend yield	0%
Expected stock price volatility	310%
Risk free interest rate	4.72%
Expected life of options	2 years

The weighted average remaining contractual life of the terms of the warrants and options is 7.6 years.

Minority Interest

In December 2007, the Financial Accounting Standards Board (FASB) issued new guidance which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income (loss) attributable to the parent and to the noncontrolling interests, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. This guidance requires that the noncontrolling interest continue to be attributed its share of losses even if that attribution results in a deficit.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED JULY 31, 2010 AND 2009

8.

Income taxes:

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the net deferred taxes, as of July 31, 2010, are as follows:

Deferred tax assets:
Net operating loss carryforward	$	$ 336,000
Less valuation allowance		(336,000)
Total net deferred tax assets		-

The federal statutory tax rate reconciled to the effective tax rate during fiscal 2010 and 2009, respectively, is as follows:

	2010	2009

Tax at U.S. Statutory Rate	35.0%	35.0%
State tax rate, net of federal benefits	5.0%	5.0%
Change in valuation allowance	(40.0)	(40.0)

	0.0%	0.0%

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

(A Development Stage Company)

Consolidated Balance Sheets

Assets
	April 30, 2011	July 31, 2010
	(Unaudited)	(Audited)
Current Assets
Cash	$142	$404
Notes and interest receivable, related parties	40,676	36,276

Total current assets	40,818	36,680

Debt issuance costs	8,931	12,464

Total assets	$49,749	$49,144

Liabilities and Shareholders’ Deficit

Current liabilities:
Accrued liabilities, related parties	$320,716	$970,170
Accounts payable and accrued expenses	221,348	259,145
Convertible debentures payable, net	237,339	-
Derivative liability convertible debentures	821,777	206,590
Notes payable	183,259	211,559
Notes payable, related parties	242,180	317,231

Total current liabilities	2,026,619	1,964,695

Long-term liabilities:
Convertible debentures payable, net	—	173,644

Total liabilities	2,026,619	2,138,339

Shareholders’ deficit:
Preferred stock, $.001 par value; 25,000,000 shares authorized,
385,583 (April) and 314,172 shares (July) issued and outstanding	385,583	314,172
Common stock, $.001 par value, 1,475,000,000 shares authorized;
558,048,618 (April) and 375,558,301 (July) issued and outstanding	558,044	375,558
Minority interest	0	(140,724)
Deferred compensation	-	—
Additional paid-in capital	10,285,119	10,304,662
Retained earnings	(13,205,615)	(12,942,862)

Total shareholders' deficit	(1,976,870)	(2,089,195)

Total liabilities and shareholders' deficit	$49,749	$49,144

See accompanying notes to financial statements

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

(A Development Stage Company)

Consolidated Statement of Operations

For the Three and Nine Months Ended April 30, 2011 and 2010

	For the three months ended		For the nine months ended		From Inception April 16, 2006-
	April 30,		April 30,		April 30,
	2011	2010	2011	2010	2011
Revenues:
Revenues	$-	$-	$-	$-	$9,766
Cost of revenues	-	-	-	-

Gross profit	-	-	-	-	9,766

Operating costs and expenses:
Selling, general and administrative
Bonus, related party	-	-		-	275,561
Consulting fees	53,800	-	53,800	-	385,659
Management and consulting fees, related parties	31,200	40,000	115,200	127,000	826,200
Salaries including stock compensation cost	-	6,093	-	118,281	853,626
Legal and accounting	1,300	14,500	24,800	49,833	264,220
Other	4,250	12,516	8,419	37,045	359,138

Total operating costs and expenses	90,550	73,109	202,219	332,159	2,964,404

Operating loss	(90,550)	(73,109)	(202,219)	(332,159)	(2,954,638)

Other income (expenses)
Interest expense, related parties	(5,690)	(5,557)	(17,795)	(16,502)	(109,838)
Interest expense, other	(50,869)	(52,208)	(124,651)	(151,326)	(964,426)
Interest income, related parties	-	-	-	147	4,780
Minority interest	669	1,249	2,007	3,784	142,731
Write off intellectual property	-	-	-	-	(333,403)
Loss on investment in subsidiary		-		-	(9,483,293)
Fair value adjustment of derivative liabilities	(436,568)	(264,228)	(476,256)	(76,416)	(63,688)
Gain on debt settlement	-		115,561		115,561
Gain on sale of subsidiary	440,599		440,599		440,599
Total other income (expenses)	(51,859)	(320,744)	(60,534)	(240,313)	(10,250,977)

Net income (loss)	$(142,409)	$(393,853)	$(262,753)	$(572,472)	$(13,205,615)

Basic and diluted net income (loss)
per common share	$(0.01)	$(0.01)	$(0.01)	$(0.01)

Basic and diluted weighted average common
shares outstanding	514,487,007	336,416,396	472,828,277	309,687,985

See accompanying notes to financial statements

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

(A Development Stage Company)

Consolidated Statement of Changes in Shareholders' Deficit

			Additional				Accumulated	Total
	Common stock		paid-in	Deferred	Minority	Preferred	(deficit)	stockholders'
	Shares	Amount	capital	compensation	interest	stock	equity	deficit
Balance at April 13, 2006 Inception Date
Net loss April 13, 2006 thru July 31, 2006	-	$ -	$ -	$ -	$ -	$ -	$ (22,264)	$ (22,264)
July 2006 through July 31, 2007	133,333,255	133,333	554,167	-	-	-	-	687,500
Reverse acquisition of Nuvo Solar Energy, Inc.	60,219,207	60,219	7,403,890	-	-	535,891	-	8,000,000
Net loss	-	-	-	-	-	-	(10,051,258)	(10,051,258)
Balances, July 31, 2007	193,552,462	193,552	7,958,057	-	-	535,891	(10,073,522)	(1,386,022)
Issuance of shares upon conversion of subordinated debentures	6,473,975	6,474	320,448	-	-	-	-	326,922
Sale of subsidiary common stock	-	-	50,000	-	-	-	-	50,000
Issuance of shares for services	1,650,000	1,650	350,850	(235,000)	-	-	-	117,500
Amortization of deferred compensation	-	-	-	101,667	-	-	-	101,667
Issuance of options and warrants	-	-	328,375	-	-	-	-	328,375
Issuance of shares pursuant to conversion of notes and interest payable	1,000,000	1,000	99,000	-	-	-	-	100,000
Issuance of shares of subsidiary common stock for notes and interest payable, related parties	-	-	300,023	-	(61,286)	-	-	238,737
Issuance of shares for purchased technology	2,000,000	2,000	148,000	-	-	-	-	150,000
Net loss	-	-	-	-	-	-	(1,310,229)	(1,310,229)
Balances, July 31, 2008	204,676,437	204,676	9,554,753	(133,333)	(61,286)	535,891	(11,383,751)	(1,283,050)
Issuance of shares upon conversion of subordinated debentures	41,904,256	41,904	142,732	-	-	-	-	184,636
Issuance of shares upon conversion of notes payable, related and accrued interest payable, related	15,385,470	15,385	61,119	-	-	-	-	76,504
Amortization of deferred compensation	-	-	0	133,333	-	-	-	133,333
Issuance of shares pursuant to conversion of accounts payable	1,287,692	1,288	6,087	-	-	-	-	7,375
Issuance of common stock upon mandatory conversion of preferred stock	21,697,324	21,697	76,953	-	-	(98,650)	-	0
Minority interest	-	-	-	-	(74,402)	-	-	(74,402)
Net loss	-	-	-	-	-	-	(787,050)	(787,050)
Balances, July 31, 2009	284,951,179	284,951	9,841,644	-	(135,688)	437,241	(12,170,801)	(1,742,653)
Issuance of shares upon conversion of subordinated debentures	34,666,667	34,667	295,889	-	-	-	-	330,556
Warrants issued for services	-	-	100,000	-	-	-	-	100,000
Issuance of common stock upon mandatory conversion of preferred stock	55,940,455	55,940	67,129			(123,069)		0
Minority interest					(5,036)			(5,036)
Net loss	-	-	-	-	-	-	(772,061)	(772,061)
Balances July 31, 2010	375,558,301	375,558	10,304,662	-	(140,724)	314,172	(12,942,862)	(2,089,194)
Minority interest	-	-	-	-	(2,007)	-	-	(2,007)
Issuance of shares upon conversion of subordinated debentures and accrued interest	11,442,540	11,443	6,579	-	-	-	-	18,022
Issuance of common stock upon conversion of notes payable	56,500,000	56,500	9,755	-	-	-	-	66,255
Issuance of common stock upon conversion of accounts payable and accrued expenses, related parties	25,000,000	25,000	50,665	-	-	-	-	75,665
Issuance of common stock upon conversion of accounts payable and accrued expenses	13,266,666	13,267	6,633	-	-	-	-	19,900
Amortization of redeemed subordinated debentures	-	-	12,821	-	-	-	-	12,821
Issuance of common stock upon conversion of Series A preferred stock	66,277,111	66,277	22,312	-	-	(88,589)	-	-
Issuance of preferred stock upon conversion of bonus payable, related	-	-	-	-	-	160,000	-	160,000
Issuance of common stock for services	10,000,000	10,000	30,000	-	-	-	-	40,000
Sale of subsidiary	-	-	(158,309)	-	142,731	-	0	(15,578)
Net loss	-	-	-	-	-	-	(262,753)	(262,753)
Balances April 30, 2011	558,044,618	$558,044	$10,285,119	$ -	$ (0)	$385,583	$(13,205,615)	$ (1,976,870)

See accompanying notes to financial statements

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

(A Development Stage Company)

Consolidated Statement of Cash Flows

For the Nine Months Ended April 30, 2011 and 2010

			From Inception
			April 16, 2006-
	2011	2010	April 30, 2011

Cash flows from operating activities:
Net income (loss)	$(262,753)	$(572,472)	$(13,205,616)

Adjustments to reconcile net income (loss)
to net cash used in operating activities:
Gain on debt settlement	(115,561)		(115,561)
Impairment of goodwill			9,483,293
Loss on impairment	-		333,403
Decrease in derivative liability	476,256	76,416	63,688
Change in minority interest	(2,007)	(3,784)	(142,731)
Gain on sale of minority interest	(440,599)		(440,599)
Amortization of discount on debentures payable	76,947	103,656	695,441
Amortization of debt issuance costs	16,033	17,124	114,343
Common stock and warrant based compensation	40,000	118,281	893,626
Depreciation	-	1,754	5,478
Amortization of intellectual property	-	19,749	106,498
Change in operating assets and liabilities:
Decrease (increase) in prepaid expenses and other current assets	-	-	0
(Increase) in notes and interest receivable	(4,400)		(9,032)
Increase in accounts payable and accrued expenses	(84,354)	31,268	133,444
Increase in amounts due to related parties	168,338	114,376	445,509
Net cash used in operating activities	(132,100)	(93,632)	(1,638,816)

Cash flows from investing activities:
Purchase of property and equipment	-	-	(293,401)
			33,074
Net cash used in investing activities	-	-	(260,327)

Cash flows from financing activities:
Proceeds from sale of common stock	-		766,985
Proceeds from issuance of related party notes payable	5,000	68,285	376,000
Proceeds from debentures payable	151,000	-	656,000
Proceeds from sale of subsidiary common stock			69,848
Proceeds from payments received on notes receivable, related parties	-	-	0
Placement fees paid	(12,500)	-	107,155
Proceeds from advances and loans	15,700	34,500	392,076
Payment of related party notes payable	(27,362)	(7,550)	(223,630)
Payment to related party for notes receivable	-	-	(24,785)
Payment of notes payable	-	(1,485)	(220,354)
Increase in bank overdraft	-	-	(9)
Net cash provided by financing activities	131,838	93,750	1,899,286

Net increase (decrease) in cash and cash equivalents	(262)	118	142

See accompanying notes to financial statements

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

 (A Development Stage Company)

Consolidated Statement of Cash Flows (Continued)

For the Nine Months Ended April 30, 2011 and 2010

			From Inception
			April 16, 2006-
	2011	2010	April 30, 2011

Cash and cash equivalents, beginning of period	404	304	-

Cash and cash equivalents, end of period	$142	$422	$142

Supplemental disclosures of cash flow information:		-
Cash paid during the year for interest	$5,576	$1,868	$105,796
Cash paid during the year for taxes	$-	$-	$-

Non-cash investing and financial activities:
Fair value of options and shares issued for notes payable,
subordinated debentures and interest	$192,663	$119,000	$3,444,718
Fair value of preferred shares issued for related party bonus payable	$160,000	$-	$160,000
Fair value of options and shares issued for services	$40,000	$-	$40,000
Fair value of subsidiary common stock issued for notes and
interest payable	$-	$-	$300,023
Common stock issued in connection with merger			$133,333

See accompanying notes to financial statements

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

FOR THE THREE AND NINE MONTHS ENDED APRIL 30, 2011 and 2010

1.

Basis of presentation and summary of significant accounting policies:

Basis of presentation

The accompanying interim condensed consolidated financial statements are unaudited, but in the opinion of management of China Nuvo Solar Energy, Inc. (the “Company”) contain all adjustments, which include normal recurring adjustments necessary to present fairly the financial position at April 30, 2011, the results of operations for the three and nine months ended April 30, 2011 and 2010 and form date of inception of April 16, 2006 thru April 30, 2011 and cash flows for the nine months ended April 30, 2011 and 2010 and from date of inception of April 16, 2006 thru April 30, 2011  The balance sheet as of July 31, 2010 is derived from the Company’s audited financial statements.

The consolidated financial statements for the three and nine months ending April 30, 2011 and 2010 include the accounts of the Company and our wholly owned subsidiary Nuvo Solar Energy, Inc. (“Nuvo”).  All of the intercompany accounts have been eliminated in consolidation.  Certain reclassifications to amounts reported in the July 31, 2010 consolidated financial statements have been made to conform to the April 30, 2011 presentation. April 29, 2011 we sold the shares we owned of our majority owned subsidiary Interactive Entertainment Group, Inc, (f/k/a/ Interactive Games, Inc.) a Florida Corporation (“IGAM”).

On certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), although management of the Company believes that the disclosures contained in these financial statements are adequate to make the information presented therein not misleading.  For further information, refer to the financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010, as filed with the SEC.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period.  Actual results could differ from those estimates.

The results of operations for the three and nine months ended April 30, 2011 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending July 31, 2011.

Pursuant to an Agreement and Plan of Reorganization dated as of April 23, 2007, as amended on July 25, 2007 (the “Share Exchange”), by and between the Company and Nuvo Solar Energy, Inc., a Colorado corporation (“Nuvo”) incorporated on April 13, 2006, we and Nuvo entered into a share exchange whereby all of the issued and outstanding capital stock of Nuvo, on a fully-diluted basis, was exchanged for like securities of the Company, and whereby Nuvo became our wholly owned subsidiary (the “Share Exchange”).  The Share Exchange was effective as of July 25, 2007, upon the completed filing of Articles of Exchange with the Nevada Secretary of State and a Statement of Share Exchange with the Colorado Secretary of State.  Contemporaneously with the Share Exchange, we changed our name to “China Nuvo Solar Energy, Inc.”

Immediately prior to the effective time of the Share Exchange, Nuvo had outstanding 5,500,000 shares of its common stock (“Nuvo Common Stock”) and no shares of preferred stock.  In accordance with the Share Exchange Agreement, each share of Nuvo Common Stock was acquired by us in exchange for approximately 24.24 shares of our common stock for a total of 133,333,255 shares issued.  Accordingly, after giving effect to the Share Exchange, the Company had approximately 189,915,355 shares of Common Stock outstanding immediately following the transaction.  The shares issued were valued at approximately $8 million or $.06 per share (the market price of the common stock on the date of issuance).  The Company allocated the value of the shares to goodwill as well as $1,603,957, the amount that the fair value of the liabilities assumed exceeded the fair value of the assets acquired. Management determined that as of July 31, 2007 the goodwill amount of $9,603,957 was impaired and recorded the write down of goodwill for the year ending July 31, 2007.

As a result of the Share Exchange, the former Nuvo shareholders together held approximately 66.6% of the Company’s outstanding common stock immediately following the transaction, on a fully-diluted basis.  Accordingly, the Share Exchange constituted a change of control of the Company.  As a result of the Share Exchange, Nuvo constituted the accounting acquirer in the Share Exchange; however, we elected to have a July 31 fiscal year end, which is the same fiscal year end that Interactive Games, Inc. had prior to the Share Exchange.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

FOR THE THREE AND NINE MONTHS ENDED APRIL 30, 2011 and 2010

1.

Basis of presentation and summary of significant accounting policies (continued):

Basis of presentation (continued):

Nuvo was formed on April 13, 2006 for the purpose of seeking a business opportunity in the alternate energy or “next-generation energy" sector. This industry sector encompasses non-hydro carbon based energy production and renewable energy technologies that are “net-zero" or emissions free.

Going concern and management’s plans

The Company had a working capital deficit of approximately $2,102,000 and $1,986,000 at July 31, 2010 and April 30, 2011, respectively. Additionally, the Company to date has generated minimal revenues. Accordingly, the Company has no ready source of working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. While management believes the Company may be able to raise funds through the issuance of debt or equity instruments, there is no assurance the Company will be able to raise sufficient funds to operate in the future.

We will require additional capital to fund the development of our technology as well as for general corporate working capital to fund our day-to-day operations and costs associated with being a publicly-traded company.  This amount does not include any amounts which may be necessary to pay off existing debt or accrued expenses.  We presently believe the source of funds will primarily consist of debt financing, which may include debt instruments that may include loans from our officers or directors, or the sale of our equity securities in private placements or other equity offerings or instruments.

1.

Basis of presentation and summary of significant accounting policies (continued):

Going concern and management’s plans (continued)

Over the next twelve months management will be re-examining its business plan. We do not intend to enter into any additional direct development of our technology.  Rather, we plan to become an incubator of the solar technology we currently own and technology that we may acquire in the future. We currently do not have any agreements to acquire any additional technology.  In order to acquire additional technology we would either have to raise additional money through equity or debt financing or in the alternative issue shares of our common stock. We intend to study the feasibility of sub-licensing or entering into other types of agreements with third parties, whereby the third party will compensate us by paying a license fee and subsequent royalties.  The compensation may be in the form of cash or in the licensee’s common stock.  Through our established relationships we plan to focus on the identification, acquisition and potential license or resale of renewable and alternative energy technologies.

On March 9, 2011 the Company announced that it had signed a non-binding Letter of Intent (“LOI”) to acquire 100% of Freya Energy, Inc. (“Freya”). Pursuant to the terms and conditions of the LOI the parties were to enter into a Stock Purchase Agreement (“SPA”) within sixty days, whereby Freya would become a wholly owned subsidiary of the Company. Closing of the transaction was subject to customary conditions including, among other things, the negotiation and execution of the SPA and other agreements, if necessary, as well as the approval of both company’s board of directors and any required stockholder or regulatory approval.  Freya is a manufacturer of safe large format lithium ion cells and batteries. As of the filing of this report, although the LOI has expired, the parties have continued the negotiations of the SPA.  The Company has not been able to meet the financing condition to close, whereby the Company was to have raised working capital prior to the closing of the SPA regarding a number of issues.  In addition, the Company can make no assurances that it will be able to meet the financing closing condition or reach agreement on the issues under discussion.

Description of business

DEVELOPMENT STAGE COMPANY

The Company has earned limited revenues from operations.  Accordingly, the Company's activities have been accounted for as those of a "Development Stage Company" as set forth by the Financial Accounting Standards Board Statement. Among the disclosures required are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

FOR THE THREE AND NINE MONTHS ENDED APRIL 30, 2011 and 2010

1.

Basis of presentation and summary of significant accounting policies (continued):

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results will differ from those estimates.

Intellectual property

The Company records intangible assets in accordance with ASC 350, “Goodwill and Other Intangible Assets.” Goodwill and other intangible assets deemed to have indefinite lives are not subject to annual amortization. Intangible assets which have finite lives are amortized on a straight line basis over their remaining useful life; they are also subject to annual impairment reviews.

Long-lived assets and certain identifiable intangibles

Long-lived assets, such as property and equipment and definite-lived intangible assets are stated at cost or fair value for impaired assets.  Depreciation and amortization is computed principally by the straight line method for financial reporting purposes.

Asset impairment charges are recorded for long-lived assets and intangible assets subject to amortization when events and circumstances indicate that such assets may be impaired and the undiscounted net cash flows estimated to be generated by those assets are less than their carrying value of the assets exceeds its fair value.  Fair value is determined using appraisals, management estimates or discounted cash flow calculations.

Summary of significant accounting policies:

Revenue recognition

The Company recognizes revenue in accordance with ASC 605, “Revenue Recognition in Financial Statements”.  This statement established that revenue can be recognized when persuasive evidence of an arrangement exists, the services have been delivered, all significant contractual obligations have been satisfied, the fee is fixed or determinable and collection is reasonably assured.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration on credit risks

The Company is subject to concentrations of credit risk primarily from cash.  The Company minimizes its credit risks associated with cash, by periodically evaluating the credit quality of its primary financial institutions.

Stock-based compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation (“ASC 718”). As required by ASC 718, the Company will recognize the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements. There are 17,500,000 stock options and warrants outstanding as of April 30, 2011.

Fair value of financial instruments

The carrying value of cash, accounts payable and accrued expenses approximate their fair value due to their short-term maturities. The carrying amount of the note payable and due to related parties approximate their fair value based on the Company's incremental borrowing rate.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

FOR THE THREE AND NINE MONTHS ENDED APRIL 30, 2011 and 2010

1.

Basis of presentation and summary of significant accounting policies (continued):

Summary of significant accounting policies (continued):

Income taxes

Income taxes are accounted for in accordance with ACS 740, Accounting for Income Taxes. ACS 740 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, ASC 740 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some, or all, of the deferred tax asset will not be realized.

Loss per common share

Loss per share of common stock is computed based on the weighted average number of common shares outstanding during the period.  Stock options, warrants and common stock underlying convertible promissory  notes at April 30, 2011 and 2010 were 243,572,036 and 239,551,396, respectively, are not considered in the calculation as the impact of the potential common shares would be to decrease loss per share and therefore no diluted loss per share figures are presented.

Accounting for obligations and instruments potentially settled in the Company’s common stock

The adoption of this guidance did not have a material impact on our consolidated financial statements.

All contracts are initially measured at fair value and subsequently accounted for based on the then current classification. Contracts initially classified as equity do not recognize subsequent changes in fair value as long as the contracts continue to be classified as equity. For contracts classified as assets or liabilities, the Company reports changes in fair value in earnings and discloses these changes in the financial statements as long as the contracts remain classified as assets or liabilities. If contracts classified as assets or liabilities are ultimately settled in shares, any previously reported gains or losses on those contracts continue to be included in earnings. The classification of a contract is reassessed at each balance sheet date.

Derivative instruments

In connection with the issuances of equity instruments or debt, the Company may issue options or warrants to purchase common stock. In certain circumstances, these options or warrants may be classified as liabilities, rather than as equity. In addition, the equity instrument or debt may contain embedded derivative instruments, such as conversion options or listing requirements, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative liability instrument. The Company accounts for derivative instruments under the provisions ACS 815, Accounting for Derivative Instruments and Hedging Activities.

The Company does not believe that any recently issued, but not yet effective, accounting standards will have a material will have an effect on the Company’s consolidated financial position, results of operations or cash flow.

ASC 105, Generally Accepted Accounting Principles (“ASC 105”) (formerly Statement of Financial Accounting Standards No.168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No.162) reorganized by topic existing accounting and reporting guidance issued by the Financial Accounting Standards Board (“FASB”) into a single source of authoritative generally accepted accounting principles (“GAAP”) to be applied by nongovernmental entities. All guidance contained in the Accounting Standards Codification (“ASC”) carries an equal level of authority. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Accordingly, all other accounting literature will be deemed “non-authoritative”. The implementation of this guidance changed the Company's references to GAAP authoritative guidance but did not impact the Company's financial position or results of operations.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

FOR THE THREE AND NINE MONTHS ENDED APRIL 30, 2011 and 2010

1.

Basis of presentation and summary of significant accounting policies (continued):

In August 2009, the FASB issued FASB ASU 2009-05, “Measuring Liabilities at Fair Value”. FASB ASU 2009-05 amends FASB ASC 820, “Fair Value Measurements”. Specifically, FASB ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following methods: 1) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset or b) quoted prices for similar liabilities or similar liabilities when traded as assets and/or 2) a valuation technique that is consistent with the principles of FASB ASC 820 of the Accounting Standards Codification (e.g. an income approach or market approach). FASB ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability. The adoption of such standard did not have a material impact on the Company's financial statements.

In 2010, ASC 855 “Subsequent Events” codified SFAS No. 165, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements. The standard was subsequently amended by FASB ASU 2010-09 which exempts an entity that is an SEC filer from the requirement to disclose the date through which subsequent events have been evaluated. In February 2010, the FASB issued Accounting Standards Update 2010-09 (ASU 2010-09), “Subsequent Events (Topic 855).” The amendments remove the requirements for an SEC filer to disclose a date, in both issued and revised financial statements, through which subsequent events have been reviewed. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of U.S. GAAP. ASU 2010-09 is effective for interim or annual financial periods ending after June 15, 2010. The provisions of ASU 2010-09 did not have a material effect on the Company's financial statements.

2.

Notes and interest receivable, related parties:

Notes and interest receivable, related parties at April 30, 2011 and July 31, 2010 are as follows:

	April	July

Due from VP Development	$31,300	$31,300
Due from E2000, Inc.	2,500	2,500
Due from FastFunds	4,400
Interest on above amounts	2,476	2,476

	$40,676	$36,276

Each of the above listed related parties is a related party to the Company through common control.

3.

Accrued liabilities, related parties:

Accrued liabilities, related parties at April 30, 2011 and July 31, 2010 are as follows:

3.

Accrued liabilities, related parties (continued):

	April	July

Officer bonus	$-	$275,561
Management fees	261,839	633,650
Accrued interest	58,877	60,959

	$320,716	$970,170

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

FOR THE THREE AND NINE MONTHS ENDED APRIL 30, 2011 and 2010

4.

Fair Value Measurements:

In connection with any obligations and instruments potentially to be settled in the Company's stock, the Company accounts for the instruments in accordance with ASC 820, Fair Value Measurements and Disclosure. The guidance defines fair value, establishes a framework for measuring fair value and expands disclosure about fair value measurements. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs. The guidance describes a fair value hierarchy utilizing three levels of input. The first two levels are considered observable and the third, unobservable:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are directly or indirectly observable, such as quoted prices for similar assets or liabilities or quoted prices in markets which are not active. The inputs are generally observable or can be corroborated in observable markets.

Level 3 – Unobservable inputs where there is little or no market activity to support valuation.

5.

Convertible debentures payable:

2007 Convertible Notes

On October 21, 2007 the Board of Director of the Company authorized the sale of up to $700,000 of 6% unsecured convertible debentures (the “2007 Debentures”).  During the year ended July 31, 2008, the Company executed a Securities Purchase Agreement with various accredited investors, whereby the Company sold in the aggregate $505,000 of the 2007 Debentures.  We received net proceeds of $429,350 after $75,650 of debt issuance costs (included in the balance sheet), paid to Divine Capital Markets, LLC (“Divine”), who acted as our placement agent.  The debt issuance costs have been amortized as debt issuance costs over the three year term of the 2007 Debentures.  Fair value of these derivative instruments have been recorded as a liability on the consolidated balance sheet with the corresponding amount recorded as a discount to the 2007 Debentures.  The change in the fair value of the liability will be credited or (charged) to other income or (expense) in the consolidated statement of operations.

The Debentures are due three years from the final Closing Date under the Purchase Agreement (the “Maturity Date”), unless prepayment of the Debentures is required in certain events, as described below.  The Debentures are convertible at a conversion price (the “Conversion Price”) for each share of common stock equal to 75% of the lowest closing bid price per share (as reported by Bloomberg, LP) of the Corporation’s common stock for the twenty (20)trading days immediately preceding the date of conversion.  In addition, the Debentures provide for adjustments for dividends payable other than in shares of common stock, for reclassification, exchange or substitution of the common stock for another security or securities of the Corporation or pursuant to a reorganization, merger, consolidation, or sale of assets, where there is a change in control of the Corporation.

The outstanding principal balance of each Debenture bears interest, in arrears, at six percent (6%) per annum, payable (i) upon conversion, or (ii) on the Maturity Date, in shares of our common stock at the Conversion Price.  Upon the occurrence of an Event of Default (as defined in the Purchase Agreement), then the Corporation is required to pay interest to the Holder of each outstanding Debenture, at the option of the Holders (i) at the rate of lesser of eighteen percent (18%) per annum and the maximum interest rate allowance under applicable law, and (ii) the Holders may at their option declare the Debentures, together with all accrued and unpaid interest (the “Acceleration Amount”), to be immediately due and payable.

The Corporation may at its option call for redemption all or part of the Debentures prior to the Maturity Date, as follows:

The Debentures called for redemption shall be redeemable for an amount (the “Redemption Price”) equal to (x) if called for redemption prior to the date which is nine months from the date of issuance (the “Issuance Date”), 115%, if called for redemption on or after the date that is nine months after the Issuance Date but prior to the first anniversary of the Issuance Date, 131%, in either case of the principal amount called for redemption, plus (y) interest accrued through the day immediately preceding the date of redemption.

(ii)

If fewer than all outstanding Debentures are to be redeemed, then all Debentures shall be partially redeemed on a pro rata basis.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

FOR THE THREE AND NINE MONTHS ENDED APRIL 30, 2011 and 2010

5.

Convertible debentures payable (continued):

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement, dated as of October 31, 2007 (“Registration Rights Agreement”), with the Holders of the Debentures to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder.  Pursuant to the Registration Rights Agreement, the Company contemplates making an offering of common stock (or other equity securities convertible into or exchangeable for common stock) registered for sale under the Securities Act or proposes to file a Registration Statement covering any of its securities other than (i) a registration of Form S-8 or S-4, or any successor or similar forms; and (ii) a shelf registration under Rule 415 for the sole purpose of registering shares to be issued in connection with the acquisition of assets, the Company will at each such time give prompt written notice to the Holders’ representative and the Holders of its intention to do so.  Upon the written request of any Holder made within thirty (30) days after the receipt of any such notice, the Company has agreed to use its best efforts to effect the registration of all such registrable securities which the Company has been so requested to register by the Holders, to the extent requisite to permit the disposition by the requesting Holders of their registrable securities pursuant to the Registration Statement.

The Company determined that the conversion feature of the 2007 Debentures represents an embedded derivative since the 2007 Debentures are convertible into a variable number of shares upon conversion. Accordingly, the convertible Debentures are not considered to be conventional debt under EITF 00-19 and the embedded conversion feature must be bifurcated from the debt host and accounted for as a derivative liability. The Company believes that the aforementioned embedded derivatives and freestanding warrants meet the criteria of SFAS 133 and EITF 00-19, and should be accounted separately as derivatives with a corresponding value recorded as a liability. Accordingly, the fair value of these derivative instruments have been recorded as a liability on the consolidated balance sheet with the corresponding amount recorded as a discount to the 2007 Debentures. Such discount will be accreted from the date of issuance to the maturity date of the 2007 Debentures. The change in the fair value of the liability for derivative contracts will be credited to other income (expense) in the consolidated statements of operations. The $505,000 face amount of the 2007 Debentures were stripped of their conversion feature due to the accounting for the conversion feature as a derivative, which was recorded using the residual proceeds to the conversion option would be attributed to the debt. The beneficial conversion feature (an embedded derivative) included in the 2007 Debenture resulted in an initial debt discount of $505,000 and an initial loss on the valuation of derivative liabilities of $210,878. Based on the revaluation of the 2007 Debentures at April 30, 2011, the Company recorded a an expense of $221,188 and decreased the derivative liability on the balance sheet by $221,188 for the six months ended April 30, 2011.

The Company issued 1,500,000 shares of its common stock to Divine and/or its designees as consideration for its services as the placement agent in connection with the financing transaction described above.

2010-2011 Convertible Notes

During the nine months ended April 30, 2011, the Company entered into five separate note agreements with an institutional investor for the issuance of five convertible promissory notes in, for a total at April 30, 2011 of $151,000 in principal outstanding (together, the “2010-2011 Convertible Notes”).

Among other terms, the 2010-2011 Convertible Notes mature on their nine month anniversary(together, the “Maturity Dates”), unless prepayment of the 2010-2011 Convertible Notes is required in certain events, as called for in the agreements.  The 2010-2011 Convertible Notes are convertible at a conversion price (the “Conversion Price”) for each share of common stock equal to 50% of the average of the lowest three trading prices per share of the Company’s common stock for the ten (10) trading days immediately preceding the date of conversion.  In addition, the 2010 Convertible Notes provide for adjustments for dividends payable other than in shares of common stock, for reclassification, exchange or substitution of the common stock for another security or securities of the Company or pursuant to a reorganization, merger, consolidation, or sale of assets, where there is a change in control of the Company.

The Convertible Notes each bears interest at eight percent (8%) per annum, payable in cash or shares of our common stock at the Conversion Price.  Upon the occurrence of an Event of Default (as defined in the 2010-2011 Convertible Notes), the Company is required to pay interest to the Holder of each outstanding note at twenty-two percent (22%) per annum and the Holders may at their option declare the 2010-2011 Convertible Notes, together with all accrued and unpaid interest, to be immediately due and payable.

The Company may at its option prepay the 2010-2011 Convertible Notes in full during the first ninety days following their issuance in an amount equal to 150% of the outstanding principal and interest, and during the 91st to 180th days following the Notes in an amount equal to 175% of the outstanding principal and interest.  Further terms call for the Company to maintain sufficient authorized shares reserved for issuance under the agreement 2010-2011 Convertible Notes.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

FOR THE THREE AND NINE MONTHS ENDED APRIL 30, 2011 and 2010

5.

Convertible debentures payable (continued):

We received net proceeds from the 2010-2011 Convertible Notes of $138,500 after debt issuance costs of $12,500 paid for lender legal fees.  These debt issuance costs will be amortized over the terms of the 2010-2011 Convertible Notes or such shorter period as the 2010-2011 Convertible Notes may be outstanding.  Accordingly, as the 2010-2011 Convertible Notes are converted to common stock prior to their expiration date, that amount of debt issuance costs attributable to the amounts converted will be accelerated and expensed as of the applicable conversion dates. As of April 30, 2011, $3,750 of these costs had been expensed as debt issuance costs.

We have determined that the conversion feature of the 2010-2011 Convertible Notes represents an embedded derivative since the 2010-2011 Convertible Notes are convertible into a variable number of shares upon conversion. Accordingly, the convertible 2010-2011 Convertible Notes are not considered to be conventional debt under EITF 00-19 and the embedded conversion feature must be bifurcated from the debt host and accounted for as a derivative liability. The Company believes that the aforementioned embedded derivatives meet the criteria of ASC 815 (formerly SFAS 133 and EITF 00-19), and should be accounted separately as derivatives with a corresponding value recorded as a liability. Accordingly, the fair value of these derivative instruments have been recorded as a liability on the consolidated balance sheet with the corresponding amount recorded as a discount to the 2010-2011 Convertible Notes. Such discount will be accreted from the date of issuance to the maturity dates of the 2010-2011 Convertible Notes. The change in the fair value of the liability for derivative contracts will be credited to other income (expense) in the consolidated statements of operations at the end of each quarter. The $151,000 face amount of the 2010-2011 Convertible Notes were stripped of their conversion feature due to the accounting for the conversion feature as a derivative, which was recorded using the residual proceeds to the conversion option attributed to the debt. The beneficial conversion feature (an embedded derivative) included in the 2010-2011 Convertible Notes resulted in an initial debt discount of $138,931 and an initial loss on the valuation of derivative liabilities of $137,799 for a derivative liability balance of $276,710 at issuance.

The fair value of the 2010-2011 Convertible Notes was calculated at issue date utilizing the following assumptions:

Issuance Date	Fair Value	Term	Assumed Conversion Price	Market Price on Issue Date	Volatility Percentage	Interest Rate
12/3/2010	$32,931	9 months	$0.00136	$0.0024	141%	4.72%
1/7/2011	$70,000	9 months	$0.0008	$0.0024	251%	4.72%
2/22/11	$75,000	9 months	$0.001	$0.0041	158%	4.72%
3/12/11	$33,333	9 months	$0.0015	$0.0037	156%	4.72%
3/29/11	$65,446	9 months	$0.00128	$0.0041	156%	4.72%

At April 30, 2011, the Company revalued the derivative liability balance of the remaining outstanding 2010-2011 Convertible Notes.  Therefore, for the period from their issuance to April 30, 2011, the Company has recorded an expense and increased the previously recorded liabilities by $117,289 resulting in a derivative liability balance of $393,999 at April 30, 2011.

The fair value of the 2010-2011 Convertible Notes was calculated at April 30, 2011 utilizing the following assumptions:

Fair Value	Term	Assumed Conversion Price	Volatility Percentage	Interest Rate
$393,999	9 months	$0.001533	155%	4.72%

The following table summarizes the balance sheet amounts as of April 30, 2011, as well as the amounts included in the consolidated statement of operations for the nine months ended April 30, 2011.

Balance Sheet

Debentures	Debt issuance costs	Derivative liability	Face value of Debentures	Discount on Debentures

2007	$181	$427,778	$192,500	$12,822
2010-2011	8,750	393,999	151,000	93,339
	$8,931	$821,777	$343,500	$106,161

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

FOR THE THREE AND NINE MONTHS ENDED APRIL 30, 2011 and 2010

5.

Convertible debentures payable (continued):

Operating Statement
Debentures	Debt issuance costs (interest expense)	Fair value adjustment of derivative liability

2007	$12,283	$221,188
2010-2011	3,750	255,068
	$16,033	$476,256

6.

Convertible and other promissory notes and long-term debt, including related parties:

Convertible and other promissory notes and long-term debt, including related parties at April 30, 2011 and July 31, 2010 consist of the following:

	April	July

Notes payable	$183,259	$211,559
Notes payable, related parties [A]	242,180	317,231
Convertible debentures, net of discount of $6106,161 (April) and $31,356 (July)	237,339	173,644
	$662,778	$702,434

Less current portion	662,778	528,790

Long-term debt, net of current portion	$-	$173,644

[A]

The following table summarizes the activity of notes payable, related parties for the nine months ended April 30, 2011:

Balance, August 1, 2010	$317,231

Issuance of new notes	15,700
Repayment of notes	(27,361)
Notes converted to common stock	(32,955)
Notes of minority owned subsidiary, sold	(30,435)

Balance, April 30, 2011	$242,180

7.

Stockholders’ deficit:

Preferred Stock

On November 30, 2010, the Company filed a Certificate of Amendment to Certificate of Designations for its Series A Preferred Stock whereby the Company and the holders of the Series A Preferred stock agreed to extend the Mandatory Conversion date for the Series A Preferred Stock to November 30, 2013.  Additionally, the holders of the Series A Preferred were granted voting rights, whereby the shares of preferred stock held are eligible to vote on an as if converted basis pursuant to the conversion terms in the Certificate of Designation of Designation of Series A Preferred Stock on matters presented for a vote by the Company's stockholders. Effective on November 30, 2010, the Company issued upon the conversion of $275,541 in debt payable to the Company's Chief Executive Officer, 160,000 shares of its Series A Preferred Stock. As of April 30, 2011 there are 385,583 shares of Series A Preferred stock outstanding.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

FOR THE THREE AND NINE MONTHS ENDED APRIL 30, 2011 and 2010

7.

Stockholders’ deficit:

Common Stock

Effective December 1, 2010, the stockholders of the Company through a written consent executed by stockholders holding 59% of the outstanding shares of the Company’s preferred and common stock entitled to vote, adopted and approved the Amended and Restated Articles of Incorporation, which were adopted by the Company’s board of directors on November 30, 2010.  In addition, stockholders authorized the Company’s officers, in their discretion, to take any and all actions as they deem necessary, advisable or appropriate in order to effectuate any potential business opportunity, including without any limitation, executing and delivering such agreements, instruments and documents contemplated by any agreement that the Company may enter into, and performing any obligations of the Company thereunder, including without limitation any reverse stock split and increase in authorized shares of the Company.

On December 1, 2010, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of Nevada, pursuant to which the Company increased the authorized capital stock of the Company from 500,000,000 shares to 1,500,000,000 shares par value $0.001, of which 25,000,000 shares may be preferred stock having the voting powers, designations, preferences, limitations, restrictions and relative rights as determined by the board of directors from time to time.

On December 9, 2010 the Company issued 11,442,140 shares of common stock upon the conversion of $12,500 of debentures and $5,522 of unpaid interest on the debentures. The shares were issued at approximately $0.001575 per share.

On February 2, 2011, the Company issued 18,390,805 shares of common stock upon the conversion of 20,000 shares of Series A Preferred Stock.  Pursuant to the Certificate of Designation of the Preferred Stock, as amended the shares were issued at approximately $0.001087 per share.

On February 14, 2011 the Company issued 36,936,879 shares of common stock upon the conversion of 39,938 shares of Series A Preferred stock.  Pursuant to the Certificate of Designation of the Preferred Stock, as amended the shares were issued at approximately $0.001081 per share.

Also in February 2011, the Company issued 13,266,666 shares of common stock pursuant to Debt Settlement and Release Agreements in exchange for the cancellation of $19,900 of notes and accrued liabilities.  The shares were issued at $0.0015, the price of the common stock on the date the parties had agreed to the settlements.

On April 1, 2011 the Company issued 10,949,427 shares of common stock upon the conversion of 28,651 shares of Series A Preferred Stock. Pursuant to the Certificate of Designation of the Preferred Stock, as amended the shares were issued at approximately $0.001337 per share.

From December 14, 2010 to February 14, 2011 the Company issued 56,500,000 shares of common stock upon the conversion of $66,255 of notes payable.  The shares were issued at an average price of approximately $0.00173.

During the three months ended April 30, 2011 the Company issued 25,000,000 shares of restricted common stock to an officer and director of the Company in satisfaction of $76,665 of amounts owed.  The shares were issued at an average price of approximately $.003 per share.

Lastly, during the quarter ended April 30, 2011 the Company issued 10,000,000 shares to a consultant.  The Company valued the shares at $.004, (the price of the common stock on the date of the agreement) and recorded an expense of $40,000 for the three and nine months ended April 30, 2011.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

FOR THE THREE AND NINE MONTHS ENDED APRIL 30, 2011 and 2010

7.

Stockholders’ deficit (continued):

Stock options and warrants

In March 2002, the Company adopted the 2002 Stock Option Plan, covering up to 1,000,000 shares of the Company's common stock, and in July 2003, the Company adopted the 2003 Stock Option Plan covering up to 2,500,000 shares of the Company's common stock. There are currently no options outstanding under the 2002 stock Option Plan and 300,000 under the 2003 Stock Option Plans. In August 2007, the Company adopted the 2007 Stock Option Plan covering up to 18,000,000 shares of the Company’s common stock. On August 10, 2009 the Company granted options to purchase 10,000,000 shares of the Company’s common stock under the 2007 Plan. The options have an exercise price of $0.01 (the market price of the common stock on the date of the grant) and expire in August 2019.  The options were valued at $100,000 based upon the Black-Scholes option pricing model. As of April 30, 2011 there were options to purchase 16,500,000 shares of the Company’s common stock outstanding under the 2007 Stock Option Plan.

A summary of the activity of the Company’s outstanding options and warrants during the three months ended April 30, 2011 is as follows:

	Options and warrants	Weighted average exercise price

Outstanding, August 1, 2010	18,225,000	$0.04
Granted	-	-
Exercised	-	-
Expired	725,000	0.08
Outstanding and exercisable at
April 30, 2011	17,500,000	$0.04

Range of exercise prices	Warrants outstanding and exercisable	Weighted average remaining contractual life	Weighted average exercise price

$.01	10,000,000	4.73	$0.01
0.07	6,500,000	2.44	0.07
0.12	1,000,000	0.03	0.12

The weighted average remaining contractual life of the terms of the warrants and options is 7.2 years.

Minority Interest

In December 2007, the Financial Accounting Standards Board (FASB) issued new guidance which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income (loss) attributable to the parent and to the noncontrolling interests, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. This guidance requires that the noncontrolling interest continue to be attributed its share of losses even if that attribution results in a deficit.

Utilizing this guidance we have classified the noncontrolling interest in IGAM in stockholders’ equity on our Consolidated Balance Sheets on a retrospective basis. In addition, consolidated net loss has been adjusted to include the net loss attributed to the noncontrolling interest in IGAM, through April 29, 2011, the date we sold the stock we owned to a third party.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

FOR THE THREE AND NINE MONTHS ENDED APRIL 30, 2011 and 2010

8.

Agreements:

On June 9, 2006 Nuvo signed a license agreement with Photovoltaics.com, Inc. (“PV”), Hutchinson Island, Florida.  Nuvo acquired exclusive worldwide rights to PV's solar cell technology relating to a multiple stacked solar cell using wave guide transfers (the “Solar Technology”). This license agreement includes all patents issued pursuant to certain patent applications or amendments that have been filed and the rights to use all applicable copyrights, trademarks and related intellectual property obtained on or in connection with the process and products. As consideration for this license, Nuvo paid a total aggregate license fee of $250,000.   The term of the license is for 10 years, automatically renewable for successive ten year terms under the same terms and conditions as provided for in this agreement. As of July 31, 2010 the Company has been unable to commercialize the license and management believes the asset has been permanently impaired and accordingly has expensed the remaining $145,834 of the intellectual property acquired, and such amount is included in other expenses for the year ended July 31, 2010. Nuvo also agreed to pay PV a fee of $180,000 over the first three years of the agreement to act as a consultant.

On January 23, 2008, the Company purchased from PV the patents related to the solar technology in exchange for 2,000,000 restricted shares of common stock of the Company.  The Company now owns all rights, title and interest in the patents, including all issued patents or other intellectual property arising from the patents worldwide.  The Company valued the common stock at $0.075 per share (the market price of the common stock on November 16, 2007, the date the parties agreed to the number of shares to be issued) and initially, increased its intellectual property by $150,000. As of July 31, 2010 the Company reviewed this asset and as part of the review determined that since the Company has not been able to commercialize the technology and is currently not pursuing the commercialization of the technology that the asset has been permanently impaired. Accordingly, the Company has recorded an impairment expense of $150,000, included in other expenses for the year ended July 31, 2010.

On November 27, 2007, we executed a Collaboration and Development Agreement (the “Collaboration Agreement”) with Pioneer Materials, Inc. (“PMI”) of Torrance, California. Under the terms of the Agreement, PMI will build, equip, operate and manage, for our benefit, a product development, testing and prototype manufacturing facility in PMI’s Chengdu, Sichuan, China facility located in Chengdu’s West High Tech development zone.  The agreement with PMI has the objective to develop, test and manufacture prototypes of solar energy products using our licensed technology based on an invention titled “Photovoltaic cell with integral light transmitting waveguide in a ceramic sleeve”.

Additionally, PMI will provide technical, engineering development, testing and manufacturing employees and support staff.  The term of the Agreement is for one year, with automatic six-month renewal periods unless terminated by the parties.  Pursuant to the terms of the Agreement, the Company will pay PMI $2,500 per month and PMI is eligible to receive up to 4,000,000 shares of the Company’s common stock upon the satisfactory completion of certain milestone accomplishments in the Agreement, of which 500,000 shares of common stock were issued upon the execution of the Agreement.  The Company valued the shares at $0.07 per share (the market price of the common stock on the date the parties agreed to the number of shares to be issued) and recorded $35,000 as deferred stock compensation.  PMI is a manufacturer and supplier of materials for the semiconductor, hard drive media, optical media and photonic industries.  PMI is developing for the solar energy industry advanced materials for thin film photovoltaics (solar cell) processing.  In May of 2008, the Chengdu region of China experienced a catastrophic earthquake.  As a result of this earthquake and the after effects including significant problems with the delivery of electricity, PMI suspended their development work for a significant period of time.  We are no longer continuing to work with PMI under the Collaboration Agreement, as there has been no progress on product development.

The future milestones and potential shares to be issued are as follows:

Hiring of staff and readying of equipment	500,000
Demonstration of working single-junction solar cell with efficiency greater than 4%	500,000
Demonstration of working single-junction or multiple junction cell with efficiency greater than 10%	2,500,000

We have discontinued the monthly payments, as PMI has not been able to continue its development work and accordingly the Company does not anticipate that there will be any future compensation to PMI.

On December 10, 2008 we executed a Patent and Trademark Purchase Agreement (the “Purchase Agreement”) with PV. Nuvo acquired certain patent rights and trademarks in exchange for $39,900.  Accordingly, the Company increased its intellectual property by $39,900 which was initially included in the balance sheet. Through July 31, 2010 the Company had amortized $2,331 of the $39,900.  As of July 31, 2010 the Company has been unable to commercialize the license and management believes the asset has been permanently impaired and accordingly has expensed the remaining $37,569 of the intellectual property acquired, and such amount is included in other expenses for the year ended July 31, 2010.

CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY

FOR THE THREE AND NINE MONTHS ENDED APRIL 30, 2011 and 2010

9.

Income taxes:

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the net deferred taxes, as of April 30, 2011, are as follows:

Deferred tax assets:
Net operating loss carryforward	$336,000
Less valuation allowance	(336,000)
Total net deferred tax assets	$-

The Company may have had a change of ownership as defined by the Internal Revenue Code Section 382. As a result, a substantial annual limitation may be imposed upon the future utilization of its net operating loss carryforwards. At this point, the Company has not completed a change in ownership study and the exact impact of such limitations is unknown. The company has no accrued tax liability, as the income was derived from the sale of a subsidiary and the liabilities were alleviated through formal bankruptcy proceedings.

The federal statutory tax rate reconciled to the effective tax rate during the three months ended April 30, 2011 and 2010, respectively, is as follows:

	2011	2010

Tax at U.S. Statutory Rate	35.0%	35.0%
State tax rate, net of federal benefits	5.0%	5.0%
Change in valuation allowance	(40.0)	(40.0)

	0.0%	0.0%

EXHIBIT 6.6

LIABILITIES SURVIVING THE CLOSING

SEE ATTACHED

A	Accrued liabilities, related parties	60,000

B	Accounts payable and accrued expenses
	Accrued interest on debentures	45,881
	Accrued interest on Notes (E)	75,111
	Accounts payable	2,727
		123,719

C	Convertible debentures payable, net
	Convertible debentures FACE	251,500
	Discount on debentures	(83,822)
		167,678

D	Derivative Liability	475,789

E	Notes payable
	Gulfstream Irr. Trust	8,259
	Lockwood	50,000
	Davidson	50,000
	Erickson	25,000
	Stonehawk	50,000

		183,259

F	Notes payable, related parties
	Green Energy	9,000
	GFP	2,343
	Perkins Trust	25,000
	Perkins Foundation	25,000
	E2000	303
	HF Services	9,585
	Fong	8,500
	Pyramid Partners	125,000
	Perkins	17,500
	dragon 8 Partners	6,000

		228,231

	TOTAL DEBT	1,238,676

56